                         RECEIVABLES PURCHASE AGREEMENT


                          dated as of November 12, 1999


                                      Among

          NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION, as Seller,

                  NAVISTAR FINANCIAL CORPORATION, as Servicer,


                                       and

                     FALCON ASSET SECURITIZATION CORPORATION

                    INTERNATIONAL SECURITIZATION CORPORATION

                                  as Companies,

                    THE FINANCIAL INSTITUTIONS PARTY HERETO,

                                  as Investors,

                                       and

                       BANK ONE, NA (MAIN OFFICE CHICAGO),
                     as Agent and as Securities Intermediary

                                                                          Page





ARTICLE I
         PURCHASE ARRANGEMENTS                                               2
                  Section 1.1       Purchase of Purchaser Interests.         2
                  Section 1.2       Transfers and Assignments;
                                      Custody of Receivables Files           2
                  Section 1.3       Payment Requirements                     2
                  Section 1.4       Establishment of Designated Accounts     3

ARTICLE II
         PAYMENTS AND COLLECTIONS                                            4
                  Section 2.1       General Settlement Procedures            4
                  Section 2.2       Withdrawals from Reserve Account         6
                  Section 2.3       Payment Recission                        7
                  Section 2.4       Clean Up Call                            7
                  Section 2.5       Monthly Report                           8
                  Section 2.6       Deposits Net of Total Servicing Fee      8
                  Section 2.7       Investment Policy and Procedure          8

ARTICLE III
         COMPANY FUNDING                                                    10
                  Section 3.1       CP Costs.                               10
                  Section 3.2       Payments of Allocated CP Costs          11
                  Section 3.3       Calculation of Costs                    11
                  Section 3.4       Priority of Payments                    11

ARTICLE IV
         FINANCIAL INSTITUTION FUNDING                                      11
                  Section 4.1       Financial Institution Funding           11
                  Section 4.2       Yield Payments                          12
                  Section 4.3       Selection and Continuation of
                                      Tranche Periods                       12
                  Section 4.4       Financial Institution Discount Rates    12
                  Section 4.5       Suspension of the LIBO Rate             13

ARTICLE V
         REPRESENTATIONS AND WARRANTIES                                     13
                  Section 5.1       Representations and Warranties of
                                      Seller Parties                        13
                  Section 5.2       Financial Institution Representations
                                      and Warranties                        16

ARTICLE VI
         CONDITIONS OF PURCHASES                                            16
                  Section 6.1       Conditions Precedent to Purchase        17

ARTICLE VII
         COVENANTS         17
                  Section 7.1       Affirmative Covenants of the Seller
                                      Parties                              17
                  Section 7.2       Covenants of the Servicer              23
                  Section 7.3       Covenants of the Agent                 23

ARTICLE VIII
         ADMINISTRATION AND COLLECTION                                     23
                  Section 8.1       General Duties of the Servicer         23
                  Section 8.2       Collection of Receivables Payments     24
                  Section 8.3       Realization Upon Liquidating
                                      Receivables                          25
                  Section 8.4       Maintenance of Insurance Policies      26
                  Section 8.5       Maintenance of Security Interests
                                      in Vehicles                          26
                  Section 8.6       Total and Supplemental Servicing
                                      Fees; Payment of Certain
                                      Expenses by Servicer                 26
                  Section 8.7       Monthly Advances                       26
                  Section 8.8       Additional Deposits                    27
                  Section 8.9       Annual Statement as to Compliance      27
                  Section 8.10      Annual Independent Accountants'
                                      Report                               27
                  Section 8.11      Assignment of Administrative
                                      Receivables and Warranty
                                      Receivables                          28
                  Section 8.12      Collection Account                     28
                  Section 8.13      Delegation of Duties                   29
                  Section 8.14      Servicer Not to Resign                 29
                  Section 8.15      Agent to Act; Appointment of
                                      Successor                            29
                  Section 8.16      Merger or Consolidation of or
                                      Assumption of the Obligations
                                      of,  the Servicer                    30

ARTICLE IX
         SERVICER DEFAULTS                                                 30
                  Section 9.1       Servicer Defaults                      30
                  Section 9.2       Remedies                               31

ARTICLE X
         INDEMNIFICATION                                                   33
                  Section 10.1      Indemnities by the Seller Parties      33
                  Section 10.2      Increased Cost and Reduced Return      36
                  Section 10.3      Other Costs and Expenses               36

ARTICLE XI
         THE AGENT                                                         37
                  Section 11.1      Authorization and Action               37
                  Section 11.2      Delegation of Duties                   37
                  Section 11.3      Exculpatory Provisions                 37
                  Section 11.4      Reliance by Agent                      38
                  Section 11.5      Non-Reliance on Agent and Other
                                    Purchasers                             38
                  Section 11.6      Reimbursement and Indemnification      38
                  Section 11.7      Agent in its Individual Capacity       39
                  Section 11.8      Successor Agent                        39

ARTICLE XII
         ASSIGNMENTS; PARTICIPATIONS                                       39
                  Section 12.1      Assignments                            39
                  Section 12.2      Participations                         40

ARTICLE XIII
         LIQUIDITY FACILITY                                                40
                  Section 13.1      Transfer to Financial Institutions     41
                  Section 13.2      Transfer Price Reduction Yield         41
                  Section 13.3      Payments to any Company                41
                  Section 13.4      Limitation on Commitment to Purchase
                                      from any Company                     41
                  Section 13.5      Defaulting Financial Institutions      42
                  Section 13.6      Terminating Financial Institutions     42

ARTICLE XIV
         MISCELLANEOUS                                                     43
                  Section 14.1      Waivers and Amendments                 43
                  Section 14.2      Notices                                44
                  Section 14.3      Ratable Payments                       45
                  Section 14.4      Protection of Ownership Interests
                                      of the Purchasers                    45
                  Section 14.5      Confidentiality                        46
                  Section 14.6      Bankruptcy Petition                    46
                  Section 14.7      Limitation of Liability                46
                  Section 14.8      CHOICE OF LAW                          47
                  Section 14.9      CONSENT TO JURISDICTION                47
                  Section 14.10     WAIVER OF JURY TRIAL                   47
                  Section 14.11     Integration; Binding Effect;
                                      Survival of Terms                    47
                  Section 14.12     Counterparts; Severability;
                                      Section References                   48
                  Section 14.13     Bank One Roles                         48
                  Section 14.14     Characterization                       48
                  Section 14.15     Non-Recourse Obligations               49

Exhibit I                  Definitions
Exhibit II                 Places of Business of the Seller Parties;
                             Locations of Records; Federal Employer
                             Identification Number(s)
Exhibit III                Form of Assignment Agreement
Exhibit IV                 Form of Contract(s)
Exhibit V                  Form of Monthly Report

                NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION
                         RECEIVABLES PURCHASE AGREEMENT


         This Receivables Purchase Agreement dated as of November 12, 1999, is among Navistar Financial Retail Receivables Corporation, a Delaware corporation ("Seller" or "NFRRC"), Navistar Financial Corporation, a Delaware corporation ("NFC"), as Servicer (the Servicer together with the Seller, the "Seller Parties" and each a "Seller Party"), the funding entities listed on Schedule A to this Agreement (together with their respective successors and assigns hereunder, the "Financial Institutions"), International Securitization Corporation ("ISC"), Falcon Asset Securitization Corporation ("FALCON") (ISC and FALCON each singly, a "Company" and collectively, the "Companies"), and Bank One, NA (Main Office Chicago), as agent for the Purchasers hereunder or any successor agent hereunder (together with its successors and assigns hereunder, the "Agent") and as Securities Intermediary. Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.


         PRELIMINARY STATEMENTS

         Seller desires to transfer and assign an undivided percentage ownership interest in a specified pool of Receivables (as defined herein) to the Purchasers on the date of this Agreement (as defined herein) which it acquired from NFC, and the Purchasers desire to acquire such interest on the date of this Agreement, in each case subject to the terms of this Agreement. In addition, the Financial Institutions have agreed to provide a liquidity facility to the Companies in accordance with the terms hereof.

         The Seller, the Companies, the Financial Institutions, and Bank One desire to appoint NFC as the Servicer under this Agreement and NFC desires to act as Servicer, in consideration of the fees and other benefits set forth in this Agreement.

         Bank One, NA (Main Office Chicago), has been requested and is willing to act as Agent on behalf of the Companies and the Financial Institutions in accordance with the terms hereof.

ARTICLE 1                           PURCHASE ARRANGEMENTS

ARTICLE 1.1                         Purchase of Purchaser Interests.
ARTICLE 1.2
(a) Upon the terms and subject to the conditions hereof, on the date hereof Seller hereby sells and assigns the Purchaser Interests to the Agent for the benefit of the Companies.

(a) The aggregate Purchase Price for the Purchaser Interests conveyed hereunder shall be $533,279,698.52, which is payable by wire transfer of immediately available funds to a bank account of Seller designated in writing by Seller to the Agent.

ARTICLE 1.1       Transfers and Assignments; Custody of Receivables Files .
                  -------------------------------------------------------
ARTICLE 1.2
(a) On the date hereof, the Seller shall deposit the Initial Reserve Account Deposit into the Reserve Account.

(a) Within two Business Days after the date hereof, the Servicer shall cause to be deposited into the Collection Account all Collections (from whatever source) on or with respect to Receivables received by the Servicer on or after the Cutoff Date and on or prior to the date hereof.

(a) In connection with the sale, transfer and assignment of Receivables to the Seller from NFC pursuant to the Sale Agreement, the Seller, simultaneously with the execution and delivery of this Agreement, shall enter into the Custodian Agreement with the Custodian, pursuant to which the Seller shall revocably appoint the Custodian, and the Custodian shall accept such appointment, to act as Custodian. (b) (c) The Purchasers acknowledge and agree that (a) the rights pursuant to the NITC Purchase Obligations are personal to NFC, and only the proceeds of such rights are being assigned to the Purchasers pursuant to the terms hereof, (b) the Purchasers are not, and are not intended to be, third party beneficiaries of such rights, and (c) accordingly such rights are not exercisable by, enforceable by or for the benefit of, or preserved for the benefit of, the Purchasers. ARTICLE 1.2 Payment Requirements . All amounts to be paid or deposited by the Seller or the Servicer to the Agent or any Purchaser pursuant to any provision of this Agreement shall be paid or deposited in immediately available funds in accordance with the terms hereof no later than 1:00 p.m. (Chicago time) on the day when due; provided however, that (i) with respect to any intrabank transfer from any Designated Account to the Agent, the Purchasers or another Designated Account, it will be sufficient if the Servicer shall provide the Agent with notice that such transfer should be made, no later than 12:30 p.m. (Chicago time) on the day when due, and (ii) with respect to any transfer into the Collection Account, it shall be sufficient if such transfer is received by the Agent at any time on the day it is due, it being understood that if such transfer into the Collection Account is received by the Securities Intermediary after its internal payment deadline, Investment Earnings may not be credited to the Collection Account for that night for such late arriving funds. Such amounts shall be paid to the Agent, at 1 Bank One Plaza, Chicago, Illinois 60670 until otherwise notified by the Agent. All computations of Yield, per annum fees calculated as part of any CP Costs, per annum fees hereunder and per annum fees under the Fee Letter shall be made on the basis of a year of 360 days for the actual number of days elapsed, provided however, that computations of interest at the Base Rate shall be made on the basis of a year of 365 days or 366 days, as applicable, for the actual number of day elapsed. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

ARTICLE 1.1       Establishment of Designated Accounts .
                  ------------------------------------
ARTICLE 1.2
(a) The Servicer, for the benefit of the Agent and the Purchasers, shall establish and maintain in the name of the Agent for the benefit of the Purchasers, an account titled "Navistar Financial Collection Account" (the "Collection Account"), an account titled "Navistar Financial Hedge Account" (the "Hedge Account"), and an account titled "Navistar Financial Reserve Account" (the "Reserve Account"), each of which will be an Eligible Account bearing a designation that the funds deposited therein are held for the benefit of the Agent and Purchasers. The Designated Accounts and any Eligible Investments on deposit in the Designated Accounts shall be subject to the exclusive custody and control of the Agent and the Agent shall have sole signature authority with respect thereto.

(a) The Agent when requested by the Servicer shall invest the funds in the Hedge Account and the Reserve Account in Eligible Investments selected by the Servicer, held in the name of the Agent for the benefit of the Purchasers. Funds deposited in the Reserve Account shall be invested in Eligible Investments which mature on or prior to the next Settlement Date. Funds deposited in the Hedge Account shall be invested in Eligible Investments which mature on or prior to the next Hedge Determination Date. Any income or other gain from such Eligible Investments shall be retained in the Hedge Account and the Reserve Account, as applicable, to the extent the amount on deposit is less than the Specified Hedge Account Balance or Specified Reserve Account Balance, respectively. Any Investment Earnings on funds in the Hedge Account not required to be retained in the Hedge Account pursuant to the preceding sentence shall be paid on each Settlement Date to the Seller. Any Investment Earnings on funds in the Reserve Account not required to be retained in the Reserve Account pursuant to the second preceding sentence shall be deposited into the Collections Account one Business Day prior to each Settlement Date and shall be treated as a part of Collected Interest. The Agent shall determine the Specified Hedge Account Balance Requirement for the Hedge Account for each Hedge Determination Date (as provided in the Hedging Letter) as the Servicer shall determine the Specified Reserve Account Balance for each Settlement Date. (b) (c) The Agent when requested by the Servicer shall invest the funds in the Collection Account in Eligible Investments selected by the Servicer, held in the name of the Agent for the benefit of the Purchasers, which shall mature no later than the Business Day preceding the Settlement Date. Any income or other gain from such Eligible Investments in the Collection Account shall be retained in the Collection Account and shall be treated as a part of Collected Interest for the Monthly Period related to such Settlement Date. (d) (e) (f)

ARTICLE 2 PAYMENTS AND COLLECTIONS

ARTICLE 1.1       General Settlement Procedures .
ARTICLE 1.2
(a) The Servicer shall remit to the Collection Account all Collections, including all Insurance Proceeds, all Liquidation Proceeds, proceeds from any Dealer Liability, and proceeds from any NITC Purchase Obligations, within two Business Days after receipt thereof. On or before each Determination Date, with respect to the preceding Monthly Period and the related Settlement Date, the Servicer shall calculate the Total Available Amount, Collected Interest, Collected Principal, the Total Servicing Fee, the amount of Collected Interest previously applied to the payment of Yield pursuant to Section 4.2 and (if the Agent has provided the information specified in Section 3.3) all other amounts required to determine the amounts to be deposited in or paid from each of the Collection Account, the Reserve Account, and the Hedge Account on the next succeeding Settlement Date. If at any time the Seller receives any Collections, the Seller shall promptly pay such Collections to the Servicer and, at all times prior to such payment, such Collections shall be held in trust by the Seller for the exclusive benefit of the Purchasers and the Agent.

(a) On or before the day preceding each Settlement Date, the Servicer shall instruct the Securities Intermediary (as defined in Section 2.7) to make the following withdrawals, deposits, transfers and distributions in the amounts set forth in the Monthly Report for such Settlement Date: (b) (i) from the
Collection Account to the Servicer, in immediately available funds, reimbursement of Outstanding Monthly Advances pursuant to Section 8.7, payments of Liquidation Expenses with respect to Receivables which became Liquidating Receivables during the related Monthly Period pursuant to Section 8.3 and any unpaid Liquidation Expenses from prior periods; and

(i) from the Reserve Account to the Collection Account, the lesser of (A) the amount of cash or other immediately available funds therein on the day preceding such Settlement Date and (B) the amount, if any, by which (I) the sum of the Basic Servicing Fee with respect to the preceding Monthly Period, the unpaid Yield accrued during such Monthly Period in respect of all Tranches outstanding during such Monthly Period, the Allocated CP Costs accrued during such Monthly Period, the Facility Fee with respect to such Monthly Period, and the Principal Distributable Amount for such Settlement Date, exceeds (II) the Available Amount for such Settlement Date (less any amounts thereof previously applied to the payment of Yield pursuant to Section 4.2).
                           -----------

(a) On each Settlement Date, the Agent at the request of the Servicer shall apply amounts on deposit in the Collection Account, as follows:
(b)
(i) first, to the extent of the Total Available Amount, to pay the Replacement Servicing Fee to the Servicer (if the Servicer is not the Seller or an Affiliate of the Seller), with respect to the related Monthly Period,

(i) second, to the reimbursement of the Agent's costs of collection and enforcement of this Agreement,

(i) third, to the extent of the Total Available Amount (less any amounts applied as described in clauses (i) and (ii) above), to pay the Agent (for the benefit of the Purchasers) in accordance with the terms of
         Section 4.2, an amount equal to the accrued and unpaid Yield, Allocated CP Costs for each Purchaser Interest and Facility Fee with respect to the related Monthly Period in respect of all Purchaser Interests outstanding during such Monthly Period,

(i) fourth, to the extent of the Total Available Amount (less any amounts thereof previously applied to the payment of Yield pursuant to Section
         4.2 and the applications described in clauses (c)(i) through (iii) above), to pay to the Servicer the Total Servicing Fee (if the Servicer is the Seller or an Affiliate of the Seller), with respect to the related Monthly Period,

(i) fifth, to the extent of the Total Available Amount (less any amounts thereof previously applied to the payment of Yield pursuant to Section
         4.2 and the applications described in clauses (c)(i) through (iv) above), to pay to the Agent for distribution to the Purchasers, an amount equal to the Principal Distributable Amount for such Settlement Date to be applied to reduce the Capital of the Purchaser Interests in the priority described in Section 3.4,

(i) sixth, to the extent of the Total Available Amount (less any amounts thereof previously applied to the payment of Yield pursuant to Section
         4.2 and the applications described in clauses (c)(i) through (v) above) to pay to the Hedge Account, an amount equal to the Hedge Distributable Amount,

(i) seventh, to the extent of the Total Available Amount (less any amounts thereof previously applied to the payment of Yield pursuant to Section 4.2, and the applications described in clauses (c)(i) through (vi) above), to pay to the Reserve Account, an amount equal to the excess, if any, of the Specified Reserve Account Balance over the amount of funds then on deposit in the Reserve Account.

(i) eighth, to the extent of the Total Available Amount (less any amounts thereof previously applied to the payment of Yield pursuant to Section 4.2, and the applications described in clauses (c)(i) through (vii) above), for payment of all other Obligations which are payable on or before such Settlement Date to the Agent or the Purchasers and which have not otherwise been paid (except for Warranty Payments and Optional Purchase Proceeds),

(i) ninth, to the extent of the Total Available Amount (less any amounts thereof previously applied to the payment of Yield pursuant to Section 4.2, and the applications described in clauses (c)(i) through (viii) above), the remaining balance, if any, to the Seller, unless there is a Servicer Default, at which time the remaining balance shall be used to reduce the Capital and any other Aggregate Unpaids.

(a) All payments by or on behalf of an Obligor with respect to a Receivable (excluding Supplemental Servicing Fees) shall be applied (i) first to reduce Outstanding Monthly Advances, if any, with respect to such Receivable, as described in Section 8.7, (ii) second, to the Scheduled Payment for such Monthly Period with respect to such Receivable, and (iii) third, the remainder shall constitute, with respect to such Receivable, a Full Prepayment or Partial Prepayment. (b) (c) A Partial Prepayment made on a Receivable is applied to reduce the final Scheduled Payment and will thereafter, to the extent the Partial Prepayment exceeds the final Scheduled Payment, reduce Scheduled Payments in reverse chronological order beginning with the penultimate Scheduled Payment. The Rebate related to such Partial Prepayment will reduce the final Scheduled Payment and will thereafter, to the extent the Rebate exceeds the final Scheduled Payment, reduce Scheduled Payments in reverse chronological order beginning with the penultimate Scheduled Payment.

ARTICLE 1.1       Withdrawals from Reserve Account .
                  --------------------------------
ARTICLE 1.2
(a) If, on the last day of any Tranche Period, the amount of Collections on deposit in the Collection Account allocable to interest or Prepayment Surplus is insufficient to pay the amount of accrued and unpaid Yield on such day, the Servicer shall instruct the Securities Intermediary to, and the Securities Intermediary shall, withdraw from the Reserve Account and deposit into the Collection Account the lesser of the amount on deposit therein and the amount of such insufficiency. The Servicer shall instruct the Securities Intermediary to make, and the Securities Intermediary shall make, the withdrawals from the Reserve Account required pursuant to Sections 1.4(b) and 2.1(b)(ii). On each Settlement Date, to the extent that the funds in the Reserve Account exceed the Specified Reserve Account Balance and so long as no Servicer Default shall have occurred and be continuing, the Servicer may, by request of the Securities Intermediary, withdraw the amount of such excess from the Reserve Account and distribute the same to the Seller. Upon the occurrence of a Servicer Default, the Servicer shall request the Securities Intermediary to withdraw, and the Securities Intermediary shall withdraw, all amounts on deposit in the Reserve Account for application in accordance with Section 2.1(c). To the extent that any funds remain in the Reserve Account after the Aggregate Unpaids have been indefeasibly reduced to zero, such funds shall be withdrawn and distributed to, or as directed by, the Seller. Each Monthly Report shall specify the amount, if any, which is scheduled to be withdrawn from the Reserve Account and distributed to the Seller on the next succeeding Settlement Date.

(a) If the Servicer, pursuant to Section 8.7, determines on any Settlement Date that it is required to make a Monthly Advance and does not do so from its own funds, the Servicer shall instruct the Securities Intermediary to withdraw, and the Securities Intermediary shall withdraw, funds from the Reserve Account and deposit them in the Collection Account to cover any shortfall. Such payment shall be deemed to have been made by the Servicer pursuant to Section 2.1 for purposes of making distributions pursuant to this Agreement, but shall not otherwise satisfy the Servicer's obligation to deliver the amount of the Monthly Advances to the Collection Account, and the Servicer shall within two Business Days replace any funds in the Reserve Account so used. The Servicer shall not be entitled to reimbursement for any such deemed Monthly Advances unless and until the Servicer shall have replaced such funds in the Reserve Account.

ARTICLE 1.1 Payment Recission . No payment of any of the Aggregate Unpaids shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. Seller shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the Agent (for application to the Person or Persons who suffered such recission, return or refund) the full amount thereof, plus the Default Fee from the date of any such recission, return or refunding.

ARTICLE 1.1 Clean Up Call . As of the last day of any Monthly Period as of which the Aggregate Capital is 10% or less of the Initial Aggregate Receivables Balance, the Servicer shall have the option to purchase all (but not less than all) of the Purchaser Interests (the "Clean-up Call"). To exercise such option, the Servicer shall provide the Agent with not less than 10 Business Days' prior written notice of its intention to do so (the "Clean-up Call Notice"). On or before the day preceding the related Settlement Date, the Servicer shall deposit in the Collection Account an amount equal to the aggregate Administrative
Purchase Payments for the Receivables (including Liquidating Receivables), included in the Purchaser Interest (less the Liquidation Expenses to be incurred in connection with the recovery thereof). The foregoing amounts (the "Optional Purchase Proceeds") shall be paid by the Servicer into the Collection Account for distribution to the Agent and the Purchasers in accordance with Section 2.1.

ARTICLE 1.1 Monthly Report Not later than 10:00 a.m. (Chicago, Illinois time) on each Determination Date, the Servicer shall deliver to the Agent a Monthly Report with respect to the immediately preceding Monthly Period, executed by any Authorized Officer of the Servicer and, unless the Agent has failed to provide timely notification to the Seller of the aggregate amount of Allocated CP Costs for the applicable Accrual Period as required in Section 3.3 hereof, containing all information necessary for making the calculations, withdrawals, deposits, transfers and distributions required by this Article II.

ARTICLE 1.1 Deposits Net of Total Servicing Fee . Any provision herein to the contrary notwithstanding, for so long as (i) NFC is the Servicer hereunder and
(ii) no Servicer Default has occurred and is continuing, the deposits into the Collection Account pursuant to Section 2.1(a) may be made net of the Total Servicing Fee to be distributed to the Servicer pursuant to Sections 2.1(c)(i) and (c)(iii) (so long as Collected Interest not yet distributed is sufficient therefor). Nonetheless, the Servicer shall account for the Total Servicing Fee in the Monthly Report as if such amount had been deposited into the Collection Account and/or transferred separately.

ARTICLE 1.1 Investment Policy and Procedure . Investments in Eligible Investments shall be made in the name of the Agent, and such investments shall not be sold or disposed of prior to their maturity. Bank One, NA (Main Office Chicago) shall be the initial "securities intermediary" (together with its permitted successors and assigns, the "Securities Intermediary") within the meaning of Section 8-102 of the UCC in effect in the State of Illinois. If the Securities Intermediary shall be a Person other than the Bank One, the Servicer shall obtain the express agreement of Bank One to the obligations of the Securities Intermediary set forth in this Section 2.7.

(a) With respect to the Designated Account Property, the Securities Intermediary agrees, by its acceptance hereof, that:
(b)
(i) The Designated Accounts are accounts to which Financial Assets will be credited and are "securities accounts" within the meaning of Section 8-501 of the UCC.

(i) All securities or other property underlying any Financial Assets credited to the Designated Accounts shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to any of the Designated Accounts be registered in the name of the Agent, the Financial Institutions, any Company, the Servicer or the Seller, payable to the order of the Agent, the Financial Institutions, any Company, the Servicer or the Seller or specially indorsed to the Agent, the Financial Institutions, any Company, the Servicer or the Seller except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank.

(i) All property delivered to the Securities Intermediary pursuant to this Agreement will be promptly credited to the appropriate Designated Account as directed by the Servicer or as otherwise provided herein.

(i) Each item of property (whether investment property, Financial Asset, security, instrument or cash) credited to a Designated Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the Illinois UCC.

(i) If at any time the Securities Intermediary shall receive any order from the Agent directing transfer or redemption of any Financial Asset relating to the Securities Accounts, the Securities Intermediary shall comply with such entitlement order without further consent by the Financial Institutions, any Company, the Servicer, the Seller or any other Person.

(i) The Designated Accounts shall be governed by the laws of the State of Illinois, regardless of any provision in any other agreement. For purposes of the UCC, Illinois shall be deemed to be the Securities Intermediary's jurisdiction and the Designated Accounts (as well as the Securities Entitlements related thereto) shall be governed by the laws of the State of Illinois.

(i) The Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other Person relating to the Designated Accounts and/or any Financial Assets credite thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a) (8) of the Illinois UCC) of such other Person and the Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Financial Institutions, any Company, the Seller, the Servicer o the Agent purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 2.7(a)(v) above.
                      -----------------

(i) Except for the claims and interest of the Agent, the Financial Institutions, and the Companies in the Designated Accounts, the Securities Intermediary knows of no claim to, or interest in, the Designated Accounts or in any Financial Asset credited thereto. If any other person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Designated Accounts or in any Financial Asset carried therein, the Securities Intermediary will promptly notify the Agent, the Financial Institutions, each Company, and the Servicer thereof.

(i)      The   Securities   Intermediary   will  promptly  send  copies  of  all
         statements, confirmations and other correspondence concerning the Designated Accounts and/or any Designated Account Property simultaneously to each of the Servicer and the Agent at the addresses set forth in the signature pages hereof.

(a) The Servicer shall have the right, revocable by the Agent (or by the Financial Institutions and the Companies with the consent of the Agent) to instruct the Agent to make withdrawals and payments from the Designated Accounts for the purpose of permitting the Servicer to carry out its duties hereunder or permitting the Agent to carry out its duties hereunder. (b) (c) The Agent shall possess all right, title and interest in and to all funds on deposit from time to time in the Designated Accounts and in all proceeds thereof (except Investment Earnings on the Hedge Account). Except as otherwise provided herein, the Designated Accounts shall be under the sole dominion and control of the Agent for the benefit of the Purchasers. (d) (e) The Servicer shall not direct the Securities Intermediary to make any investment of any funds or to sell any investment held in any of the Designated Accounts unless the security interest granted and perfected in such account shall continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Agent to make any such investment or sale, if requested by the Securities Intermediary, the Servicer shall deliver to the Securities Intermediary an opinion of counsel, acceptable to the Securities Intermediary, to such effect.

ARTICLE 1.1 Default Fees. If any Person fails to pay any of the Obligations when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid; provided, however, that if any such Person cannot meet its payment obligations due solely to any Company's failure to provide the information regarding Allocated CP Costs necessary to meet those payment obligations, no Default Fee will be payable. Notwithstanding the foregoing, no provision of this Agreement or the Fee Letter shall require the payment or permit the collection of any amounts hereunder in excess of the maximum permitted by applicable law.


ARTICLE 1                           COMPANY FUNDING

ARTICLE 1.1 CP Costs. Seller shall pay Allocated CP Costs with respect to the Capital associated with each Purchaser Interest of a Company for each day that any Capital in respect of such Purchaser Interest is outstanding. Each Purchaser Interest held by a Company and funded substantially with Pooled Commercial Paper will accrue CP Costs each day on a pro rata basis, based upon the percentage share the Capital in respect of such Purchaser Interest represents in relation to all assets held by such Company and funded substantially with Pooled Commercial Paper.

ARTICLE 1.1 Payments of Allocated CP Costs . On each Settlement Date, Seller shall pay to the Companies an aggregate amount equal to all accrued and unpaid Allocated CP Costs in respect of the Capital associated with all Purchaser Interests of the Companies for the immediately preceding Accrual Period in accordance with Article II.

ARTICLE 1.1 Calculation of Costs . On or before the second Business Day immediately following the last day of each Accrual Period, at the Seller's request each Company shall deliver to the Seller a written estimate of the aggregate amount of Allocated CP Costs expressed as a per annum rate for each Company for the applicable Accrual Period. On or before the fifth Business Day immediately following each Accrual Period, each Company shall deliver to the Seller a final written report of the foregoing aggregate amount of Allocated CP Costs for the applicable Accrual Period.

ARTICLE 1.1 Priority of Payments . All distributions of Total Available Amount pursuant to clause (iv) of Section 2.1(c) shall be paid by the Agent to or for the benefit of ISC to reduce the outstanding Capital of its Purchaser Interest until such time as such Capital has been reduced to zero. Except as provided in the preceding sentence, all distributions to the Agent under any clause of
Section 2.1(c) or any other provision of this Agreement in respect of amounts owing to the Agent and the Purchasers shall be allocated ratably among all applicable Persons in accordance with the amounts owing to each such Person pursuant to such clause or other provision.


ARTICLE 1         FINANCIAL INSTITUTION FUNDING


ARTICLE 1.1 Financial Institution Funding . Each Purchaser Interest of the Financial Institutions shall accrue Yield for each day during its Tranche Period at either the LIBO Rate or the Base Rate in accordance with the terms and conditions hereof. Until Seller gives notice to the Agent of another Discount Rate in accordance with Section 4.4, the initial Discount Rate for any Purchaser Interest transferred to the Financial Institutions pursuant to the terms and conditions hereof shall be the Base Rate. If the Financial Institutions acquire by assignment from a Company any Purchaser Interest pursuant to Article XIII, the Agent or the Financial Institutions shall provide written notice of such assignment to the Seller Parties pursuant to the terms of Section 13.1 as soon as reasonably practicable and in any event not later than the day on which such assignment is made, and each Purchaser Interest so assigned shall each be deemed to have a new Tranche Period commencing on the date of any such assignment.

ARTICLE 1.1 Yield Payments . On the last day of the relevant Tranche Period in respect of each Purchaser Interest of the Financial Institutions, Seller shall pay to the Agent (for the benefit of the Financial Institutions) an aggregate amount equal to the accrued and unpaid Yield for the entire Tranche Period of each such Purchaser Interest in accordance with Article II. The obligation of Seller to pay the Yield amounts set forth in this Section 4.2 shall be payable solely from Collections deposited in the Collection Account allocable to interest or Prepayment Surplus and from amounts withdrawn from the Reserve Account pursuant to Section 2.2.

ARTICLE 1.1       Selection and Continuation of Tranche Periods .
                  ---------------------------------------------
ARTICLE 1.2
(a) With consultation from (and approval by) the Agent, Seller shall from time to time request Tranche Periods for the Purchaser Interests of the Financial Institutions, provided that, if at any time the Financial Institutions shall have a Purchaser Interest, Seller shall always request Tranche Periods such that at least one Tranche Period shall end on each Settlement Date.

(a) Seller or the Agent, upon notice to and consent by the other received at least three (3) Business Days prior to the end of a Tranche Period (the "Terminating Tranche") for any Purchaser Interest, may, effective on the last day of a Terminating Tranche: (i) divide any such Purchaser Interest into multiple Purchaser Interests, (ii) combine any such Purchaser Interest with one or more other Purchaser Interests that have a Terminating Tranche ending on the same day as such Terminating Tranche, or (iii) combine any such Purchaser Interest with new Purchaser Interests to be purchased on the day such Terminating Tranche ends, provided, that in no event may a Purchaser Interest of a Company be combined with a Purchaser Interest of the Financial Institutions.

ARTICLE 1.1 Financial Institution Discount Rates . Seller may select the LIBO Rate or the Base Rate for each Purchaser Interest of the Financial Institutions. Seller shall by 11:00 a.m. (Chicago time): (i) at least three (3) Business Days prior to the expiration of any Terminating Tranche with respect to which the LIBO Rate is being requested as a new Discount Rate and (ii) at least one (1) Business Day prior to the expiration of any Terminating Tranche with respect to which the Base Rate is being requested as a new Discount Rate, give the Agent irrevocable notice of the new Discount Rate for the Purchaser Interest associated with such Terminating Tranche. The Seller hereby notifies the Agent that, in the event of any assignment of a Purchaser Interest to a Financial Institution pursuant to Section 4.1, that (i) the Seller requests the LIBO Rate for such Purchaser Interest, (ii) the initial Tranche Period for such LIBO Rate shall be 30 days and (iii) such initial Tranche Period shall commence on the earlier of (i) the later of (x) the third Business Day following the date on which the Agent or a Financial Institution delivers a notice pursuant to Section
4.1 and (y) the date of such assignment and (ii) the second Business Day following the date of such assignment.

ARTICLE 1.1 Suspension of the LIBO Rate . If any Financial Institution notifies the Agent that it has determined that funding its Pro Rata Share of the Purchaser Interests of the Financial Institutions at a LIBO Rate would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or that (i) deposits of a type and maturity appropriate to match fund its Purchaser Interests at such LIBO Rate are not available or (ii) such LIBO Rate does not accurately reflect the cost of acquiring or maintaining a Purchaser Interest at such LIBO Rate, then the Agent shall suspend the availability of such LIBO Rate and require Seller to select the Base Rate for any Purchaser Interest accruing Yield at such LIBO Rate.


ARTICLE 1         REPRESENTATIONS AND WARRANTIES

ARTICLE 1.1 Representations and Warranties of Seller Parties . As of the date hereof (or with respect to representations and warranties that speak expressly as of another date, then as of such other date), then as of such other date, each Seller Party hereby represents and warrants to the Agent and the Purchasers, as to itself, that:

(a) Corporate Existence and Power. Such Seller Party is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and is duly qualified to do business and is in good standing as a foreign corporation, and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted. (b) (c) Power and Authority; Due Authorization Execution and Delivery. The execution and delivery by such Seller Party of this Agreement and each other Transaction
Document to which it is a party, and the performance of its obligations hereunder and thereunder and, in the case of Seller, Seller's use of the proceeds of purchases made hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Agreement and each other Transaction Document to which such Seller Party is a party has been duly executed and delivered by such Seller Party. (d)
(e) No Conflict. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Seller Party or its Subsidiaries (except as created hereunder); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law. (f) (g) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder. (h) (i) Actions, Suits. There are no actions, suits or proceedings pending, or to the best of such Seller Party's knowledge, threatened, against or affecting such Seller Party, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to result in a Material Adverse Change. Such Seller Party is not in default with respect to any order of any court, arbitrator or governmental body. (j) (k) Binding Effect. This Agreement and each other Transaction Document to which such Seller Party is a party constitute the legal, valid and binding obligations of such Seller Party enforceable against such Seller Party in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). (l) (m) Accuracy of Information. All information heretofore furnished by such Seller Party or any of its Affiliates to the Agent or the Purchasers for purposes of or in connection with this
Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Seller Party or any of its Affiliates to the Agent or the Purchasers will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading. (n) (o) Use of Proceeds. No proceeds of any purchase hereunder will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to
Section 13 or 14 of the Securities Exchange Act of 1934, as amended. (p) (q) Good Title. Immediately prior to each purchase hereunder, the Seller shall be the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller's ownership interest in each Receivable, its Collections and the Related Security. (r) (s) Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to, and shall, upon each purchase hereunder, transfer to the Agent for the benefit of the relevant Purchaser or Purchasers (and the Agent for the benefit of such Purchaser or Purchasers shall acquire from Seller) a valid and perfected first priority undivided percentage ownership interest in each Receivable existing or hereafter arising and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent's (on behalf of the Purchasers) ownership interest in the Receivables, the Related Security and the Collections. (t) (u) Places of Business. The principal places of business and chief executive office of such Seller Party and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit II or such other locations of which the Agent has been notified in accordance with Section 7.2(a) in jurisdictions where all action required by Section 14.4(a) has been taken and completed. Seller's Federal Employer Identification Number is correctly set forth on Exhibit II. (v)
(w) Not a Holding Company or an Investment Company. Such Seller Party is not a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. Such Seller Party is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute. (x) (y) Year 2000. Such Seller Party (i) has reviewed the areas within its business and operations which could be adversely affected by the Year 2000 Problem, (ii) has developed a Year 2000 Plan to address the Year 2000 Problem on a timely basis, (iii) is taking all actions necessary to meet the schedule and goals of the Year 2000 Plan and (iv) has adequate funds to implement the Year 2000 Plan. Such Seller Party does not reasonably anticipate that the Year 2000 Problem could result in a Material Adverse Change. (z) (aa) Accounting. The manner in which such Seller Party accounts for the transactions contemplated by this Agreement and the Receivables Sale Agreement does not jeopardize the true sale analysis. (bb) (cc) Taxes. Such Seller Party will do nothing to materially impair the rights, title and interest of any Purchaser in and to the Purchaser Interest and will pay when due (or contest in good faith)
any taxes, including without limitation any sales tax, excise tax or other similar tax or charge, payable in connection with the Receivables and their creation and satisfaction. (dd) (ee) Financial Condition. Seller is solvent and able to pay its debts when due, and is not the subject of any case or proceeding, domestic or foreign, relating to bankruptcy, insolvency, reorganization, arrangement, adjustment of debts, winding-up, liquidation, dissolution, composition, receivership, trusteeship, custodianship, or any other proceeding regarding relief of debtors or enforcement of creditors' rights. Seller shall not take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing cases or proceedings. Seller is not a defendant in any case, proceeding or other action seeking issuance of a writ or warrant of attachment, execution, distraint or similar process against all or any part of its assets.

ARTICLE 1.1 Financial Institution Representations and Warranties . As of the date hereof, each Financial Institution hereby represents and warrants to the Agent, the Companies, the Seller, and the Servicer that:

ARTICLE 1.2 (a)
Existence and Power. Such Financial Institution is a corporation or a banking association duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all corporate power to perform its obligations hereunder.

(a) No Conflict. The execution and delivery by such Financial Institution of this Agreement and the performance of its obligations hereunder are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its certificate or articles of incorporation or association or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on its assets. This Agreement has been duly authorized, executed and delivered by such Financial Institution. (b) (c) Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Financial Institution of this Agreement and the performance of its obligations hereunder.
(d) (e) Binding Effect. This Agreement constitutes the legal, valid and binding obligation of such Financial Institution enforceable against such Financial Institution in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law). (f) (g) (h)

ARTICLE 1         CONDITIONS OF PURCHASES

ARTICLE 1.1 Conditions Precedent to Purchase . The purchase of a Purchaser Interest under this Agreement is subject to the conditions precedent that (a) the Agent shall have received on or before the date of such purchase those documents listed on Schedule B and (b) the Agent shall have received all fees and expenses required to be paid on such date pursuant to the terms of this Agreement and the Fee Letter. The purchase of a Purchaser Interest (other than pursuant to Section 13.1) shall be subject to the further conditions precedent that there is an absence of any Material Adverse Change with respect to the Servicer since July 31, 1999, each of the representations and warranties set forth in Section 5.1 and in Sections 3.01 and 3.02 of the Sale Agreement shall be true and correct, and no event has occurred and is continuing or would result from such purchase that would constitute a Servicer Default or a Potential Servicer Default.


ARTICLE 1         COVENANTS

ARTICLE 1.1 Affirmative Covenants of the Seller Parties . Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, as set forth below: ARTICLE 1.2 (a) Financial Reporting. Such Seller Party will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Agent:

(i) Annual Reporting. Within 120 days after the close of its fiscal year, the annual report for Servicer for such fiscal year on Form 10-K, in the form filed with the Securities and Exchange Commission.

(i)      Quarterly Reporting.  Within 45 days after the close of the first three
         (3) quarterly periods of its fiscal year, the quarterly reports for Servicer on Form 10-Q, in the form filed with the Securities and Exchange Commission, as at the close of each such period.

(i) Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of such Seller Party as the Agent may from time to time reasonably request in order to protect the interests of the Agent and the Purchasers under or as contemplated by this Agreement.

(a) Notices. Such Seller Party will notify the Agent in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto: (b) (i) Servicer Defaults. The occurrence of each Servicer Default, by a statement of an Authorized Officer of such Seller Party.

(i) Judgment and Proceedings. (A) The entry of any judgment or decree against (1) the Servicer or any of its respective Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against the Servicer and its Subsidiaries exceeds $25,000,000 or (2) Seller; or
         (B) the institution of any litigation, arbitration proceeding or governmental proceeding against such Seller Party.

(i) Defaults Under Other Agreements. The occurrence of a default or an event of default under any other financing arrangement pursuant to which such Seller Party is a debtor or an obligor.

(i)      Termination of Sale Agreement.  The termination for any reason of the
         -----------------------------
         Sale Agreement.

(i) Material Adverse Change. The occurrence of an event which the Seller in its reasonable judgment believes to constitute a Material Adverse Change.

(a) Compliance with Laws and Preservation of Corporate Existence. Such Seller Party will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject. Such Seller Party will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where its business is conducted, except where the failure to so preserve and maintain or qualify could not reasonably be expected to result in a Material Adverse Change. (b) (c) Audits. Such Seller Party will furnish to the Agent from time to time such information with respect to it and the Receivables as the Agent may reasonably request. Such Seller Party shall permit the Agent and its agents and representatives, at their own expense (unless a Servicer Default has occurred and is continuing (including, without limitation, by reason of a failure to deliver the reports required by Section 8.9 or Section 8.10 and the expiration of the grace period specified in Section 9.1(c)), in which case, at the expense of the Servicer) during normal business hours on 48 hours prior notice: (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and
(ii) to visit the offices and properties of such Person for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Person's financial condition or the Receivables and the Related Security or any Person's performance under any of the Transaction Documents or any Person's performance under the Contracts and, in each case, with any of the officers or employees of Seller or the Servicer having knowledge of such matters. Nothing in this Section 7.1(d) shall affect the obligations of the Servicer to observe any applicable law prohibiting the disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of this obligation shall not constitute a breach of this
Section 7.1(d). (d) (e) Keeping and Marking of Records and Books. The Servicer will keep proper books and records of account in which full, true and correct entries in conformity with GAAP (to the extent applicable); and permit representatives of the Agent and any Financial Institution to examine and make extracts from any of its Records relating to the Receivables and the Related Security, including, without limitation, the related Contracts, during normal business hours, on the terms set forth in Section 7.1(d), above. The Servicer will ensure that its computer files are at all times marked in the fashion specified in Section 4.01(c) of the Sale Agreement. (f) (g) Taxes on Receivables. Seller will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of a Company, the Agent or any Financial Institution. (h) (i) Ownership. Seller shall take all necessary action to (i) vest legal and equitable title to the Receivables, the Related Security and the Collections purchased under the Receivables Sale Agreement irrevocably in Seller, free and clear of any Adverse Claims other than Adverse Claims in favor of the Agent and the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller's interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Seller therein as the Agent may reasonably request), and (ii) establish and maintain, in favor of the Agent, for the benefit of the Purchasers, a valid and perfected first priority undivided percentage ownership interest (and/or a valid and perfected first priority security interest) in all Receivables, Related Security and Collections to the full extent contemplated herein, free and clear of any Adverse Claims other than Adverse Claims in favor of the Agent for the benefit of the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent's (for the benefit of the Purchasers) interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of the Agent for the benefit of the Purchasers as the Agent may reasonably request).
(j) (k)  Representations  and  Warranties  as to the  Receivables.  Pursuant  to
Section 2.01 of the Sale Agreement, the Seller assigns to the Purchasers all of its right, title and interest in, to and under the Sale Agreement. Such assigned right, title and interest includes the representations and warranties of NFC made to the Seller pursuant to Sections 3.01 and 3.02 of the Sale Agreement. The Seller hereby represents and warrants to the Purchasers that the Seller has taken no action which would cause such representations and warranties to be false in any material respect as of the date of this Agreement. The Seller further acknowledges that each Purchaser relies on the representations and warranties of the Seller under this Agreement and of NFC under the Sale Agreement in accepting the Receivables. The foregoing representation and warranty speaks as of the date of this Agreement, but shall survive the sale, transfer and assignment of the Receivables to the Purchasers. (l) (m) Repurchase of Receivables Upon Breach of Warranty. Upon discovery by the Seller or the Servicer of a breach of any of the representations and warranties in Section
3.01 of the Sale Agreement (and, with respect to Subsection 3.01(j) of the Sale Agreement, irrespective of any limitation regarding knowledge of NFC) or in
Article V of this Agreement that materially and adversely affects the interests of a Purchaser in any Receivable, the party discovering such breach shall give prompt written notice thereof to the Agent and the Purchasers. As of the second Settlement Date following its discovery or its receipt of notice of breach (or, at the Seller*s election, the first Accounting Date following such discovery), unless such breach shall have been cured in all material respects, in the event of a breach of the representations and warranties made by the Seller in Section
3.01 of the Sale Agreement or the Servicer in Article V, the Seller shall repurchase the interests of the Purchasers in such Receivable from the Purchasers on the related Settlement Date. A Purchaser shall have no affirmative duty to conduct any investigation as to the occurrence of any event requiring the repurchase of any Receivable pursuant to this Section 7.1(i). (n) (o) The repurchase price to be paid by any Warranty Purchaser shall be an amount equal to the Warranty Payment. It is understood and agreed that so long as the Warranty Purchaser fulfills its obligation to repurchase any Receivable as to which a breach has occurred and is continuing, such continuing breach will not in and of itself result in a Servicer Default or a breach under this Agreement by such Warranty Purchaser. The Servicer acknowledges its obligations to repurchase Administrative Receivables from the Purchaser pursuant to Section 7.2(g) hereof and to repurchase Warranty Receivables pursuant to Section 5.04 of the Sale Agreement. (p) (q) Corporate Separateness. Seller will maintain its corporate separateness and distinctiveness from NFC and all other Affiliates through observation of the following covenants: (r) (i) Seller shall at all times restrict its activities to (i) providing financing facilities through the purchase of any instalment sale contracts, loans, notes, leases, accounts or other rights to payment from retail customers in respect of trucks, buses, trailers and related equipment (including notes of dealers and other persons that finance the acquisition by such dealer or other person of a truck, bus, trailer or related equipment that is leased to a third person or persons) from NFC and (ii) conducting any ancillary business or activity as it deems necessary or appropriate to accomplish its primary purpose. Seller will not amend its certificate of incorporation ("Certificate of Incorporation") in any manner which would affect such restrictions on Seller's activities.

(i) Seller shall keep separate books and records such that its own separate financial statements may be readily prepared and presented apart from any financial statements consolidated to include NFC or any subsidiary or affiliate of NFC other than Seller. Any financial statements of NFC which are presented on a consolidated basis to include Seller shall contain notes clearly stating that the Receivables have been sold to a third party and are not assets of the consolidated group.

(i) Seller shall conduct its business solely in its individual corporate name and otherwise so as not to mislead others with whom it deals regarding its independent identity and existence.

(i) Seller has and will maintain its own separate mailing address, telephone number and stationery.

(i) Seller will cause to be elected and compensate its Independent Directors as described in Section 7.2 (j)(xi) below.

(i) Any allocations of direct, indirect or overhead expenses for items shared between Seller on the one hand and NFC on the other hand have been and will be made to the extent practical on the basis of actual use or value of services rendered and otherwise on a basis reasonably related to actual use or the value of services rendered.

(i) Seller has paid and will pay its own operating expenses and liabilities from its own funds, except NFC shall pay a portion of the expenses of Seller incurred in connection with the transactions contemplated by the Transaction Documents. Such payment by NFC shall be treated by NFC as Advances under the Amended and Restated Intercompany Advance Agreement (the "Intercompany Advance Agreement") dated as of May 3, 1994, between NFC and Seller.

(i) Seller shall not commingle or pool its funds or other assets with those of NFC or any other subsidiary or affiliate of NFC except as specifically provided in transaction documents executed in connection with past pools of receivables and in the Amended and Restated Operating Agreement dated as of May 3, 1994 (the "Operating Agreement") between NFC and Seller. Except as provided in the Operating Agreement, Seller shall not maintain joint bank accounts or other depository accounts to which NFC or any other Affiliate of NFC, other than NFC in its capacity as Servicer, has independent access.

(i) Seller is not named, and has not entered any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy covering the property of NFC or of any other subsidiary or Affiliate of NFC.

(i) Each officer and director of Seller shall discharge his or her respective fiduciary duties and obligations in accordance with all applicable laws.

(i) Seller has, and shall continue at all times to have, at least two Independent Directors (as defined in Seller's restated Certificate of Incorporation as in effect on the date hereof) on its board of directors. Creditors of NFC or Seller who have inquired as to the absence or presence of Independent Directors on the board of directors of Seller have been made aware as to whether there were then any Independent Directors.

(a) Taxes. Such Seller Party shall file all tax returns and reports required by law to be filed by it and shall promptly pay all taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books. (b) (c) Transfers, Liens, Etc. Except for the Lien in favor of a Purchaser created by this Agreement, the Seller Parties shall not transfer, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien (including, without limitation, the filing of any financing statement) upon or with respect to any Receivable, Related Security or Collections, or upon or with respect to any account to which any Collections of any Receivable are sent, or assign any right to receive income in respect thereto. (d) (e) Liens in Force. Except as contemplated in this Agreement, the Seller Parties shall not release in whole or in part any Financed Vehicle or related insurance contract rights from the security interest securing the Receivable; (f) (g) No Impairment. The Seller Parties shall do nothing to impair the rights of the Seller or any Purchasers in and to the Receivables; and (h) (i) No Modifications. The Seller Parties shall not amend or otherwise modify any Receivable such that the Initial Receivable Balance, the Annual Percentage Rate or the total number of Scheduled Payments is altered or such that the final scheduled payment on such Receivable will be due later than six months past its original due date. The Seller Parties shall not permit any reduction of the principal amount of any Receivable other than by reason of losses or reductions relating to Liquidating Receivables. (j) (k) Enforcement of Rights Under Sale Agreement. The Seller will take all steps reasonably necessary to enforce the Seller's rights under the Sale Agreement and to cause NFC to perform its obligations thereunder (including the obligation to repurchase Receivables in certain circumstances). (l) (m) No Termination of Sale Agreement. The Sale Agreement shall not be terminated prior to the date of termination of this Agreement. (n) (o) Revision of Customary Servicing
Procedures. The Seller Parties shall not revise the Customary Servicing Procedures in a manner that would reasonably be expected to materially adversely affect the collectibility of the Receivables generally.

ARTICLE 1.1 Covenants of the Servicer . At all times from the date hereof to the date on which the Aggregate Unpaids shall be equal to zero, unless the Agent shall otherwise consent in writing:
ARTICLE 1.2
(a) Conduct of Business. The Servicer will do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and will maintain all requisite authority to conduct its business in each jurisdiction in which its business requires such authority.

(a) Purchase of Receivables Upon Breach of Covenant. Upon discovery by any of the Seller or the Servicer, the Agent and the Purchasers of a breach of any of the covenants set forth in Section 8.5 and Sections 7.1(m), (n) or (o), the party discovering such breach shall give prompt written notice thereof to the Agent and the Purchasers. As of the second Accounting Date following its discovery or receipt of notice of such breach (or, at the Servicer*s election, the first Accounting Date so following), the Servicer shall, unless it shall have cured such breach in all material respects, purchase from the Purchasers their interests in any Receivable materially and adversely affected by such breach and, on the related Settlement Date, the Servicer shall pay the Administrative Purchase Payment. It is understood and agreed that so long as the Servicer fulfills its obligation to purchase any Receivable with respect to which such a breach has occurred and is continuing, such continuing breach will not in and of itself result in a Servicer Default or a breach under this Agreement by the Servicer.

ARTICLE 1.1 Covenant of the Agent. Until this Agreement has terminated, the Agent shall maintain the Schedule of Receivables at its office set forth on the signature page hereof for inspection during normal business hours by interested parties. ARTICLE 1.2

ARTICLE 1         ADMINISTRATION AND COLLECTION

ARTICLE 1.1 General Duties of the Servicer . The Servicer is hereby appointed and authorized by the Agent and the Purchasers to act as agent for the Agent and the Purchasers and in such capacity shall manage, service, administer and make collections on the Receivables with reasonable care and diligence, using that degree of skill and attention that the Servicer exercises with respect to comparable medium and heavy duty truck, bus and trailer receivables that it services for itself or others and in compliance with applicable law. The Servicer hereby accepts such appointment and authorization and agrees to perform the duties of Servicer with respect to the Receivables set forth herein. The Servicer*s duties shall include collection and posting of all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, policing the collateral, accounting for collections and furnishing monthly and annual statements to the Purchasers with respect to distributions, generating federal income tax information and performing the other duties specified herein. Subject to the provisions of Section 8.2, the Servicer shall follow its customary standards, policies and procedures and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable.

                  Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered by the Agent and the Purchasers, pursuant to this Section 8.1, to execute and deliver, on behalf of the Agent and the Purchasers, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and the Financed Vehicles. The Servicer is hereby authorized to commence in the name of the Agent and the Purchasers or, to the extent necessary, in its own name, a legal proceeding to enforce a Liquidating Receivable as contemplated by Section 8.3, to enforce all obligations of NFC and Seller in its capacity as the Seller or otherwise, under each of the Sale Agreement and this Agreement or to commence or participate in a legal proceeding (including a bankruptcy proceeding) relating to or involving a Receivable or a Liquidating Receivable. If the Servicer commences or participates in such a legal proceeding in its own name, the Agent and the Purchasers shall thereupon be deemed to have automatically assigned such Receivable to the Servicer for purposes of commencing or participating in any such proceeding as a party or claimant, the Servicer is hereby authorized and empowered by the Agent and the Purchasers to execute and deliver in the Servicer's name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. The Agent and each Purchaser, upon the written request of the Servicer, shall furnish the Servicer with any powers of attorney and other documents and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement and the Purchase Agreement.
 Except to the extent required by the preceding two sentences, the authority and rights granted to the Servicer in this Section 8.1 shall be nonexclusive and shall not be construed to be in derogation of the retention by the Agent or the Purchasers of equivalent authority and rights.

ARTICLE 1.1 Collection of Receivables Payments . The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and shall follow such collection practices, policies and procedures as it follows with respect to comparable medium and heavy duty truck, bus and trailer receivables that it services for itself or others, consistent with its Customary Servicing Procedures. Except as provided in Section 7.2(e), the Servicer is hereby authorized to grant extensions, rebates or adjustments on a Receivable without the prior consent of the Agent or the Purchasers and to rewrite, in its ordinary course of business, a Receivable to reflect the Full Prepayment of a Receivable with respect to any Financed Vehicle without the prior consent of the Agent or the Purchasers. The Servicer is authorized in its discretion to waive any prepayment charge, late payment charge or any other fees that may be collected in the ordinary course of servicing the Receivables.

ARTICLE 1.1 Realization Upon Liquidating Receivables . The Servicer shall use reasonable efforts, consistent with its Customary Servicing Procedures, to repossess or otherwise comparably convert the ownership of each Financed Vehicle that it has reasonably determined should be repossessed or otherwise converted following a default under the Receivable secured by each such Financed Vehicle and to comply with applicable law. The Servicer is authorized, consistent with its Customary Servicing Procedures, to follow such practices, policies and procedures as it shall deem necessary or advisable and as shall be customary and usual in its servicing of medium and heavy duty truck, bus and trailer receivables that it services for itself or others, which practices, policies and procedures may include reasonable efforts to realize upon or obtain benefits of any lease assignments, proceeds from any Dealer Liability, proceeds from any NITC Purchase Obligations, proceeds from any Insurance Policies and proceeds from any Guaranties, in each case with respect to the Receivables, selling the related Financed Vehicle or Financed Vehicles at public or private sale or sales and other actions by the Servicer in order to realize upon such a Receivable. The foregoing is subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not be required to expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession shall increase the proceeds of liquidation of the related Receivable by an amount greater than the amount of such expenses. The Servicer shall be entitled to receive Liquidation Expenses from Collections with respect to each Liquidating Receivable at such time as the Receivable becomes a Liquidating Receivable in accordance with Section 2.1(b). Following the occurrence and continuation of a Servicer Default, the Agent may, but shall have no obligation to (i) take any action or commence any proceeding to realize upon any Liquidating Receivable, any such action or commencement of proceeding to be at the sole expense of the Servicer; or (ii) instruct the Servicer to take any action or commence and prosecute any proceeding to realize upon any Liquidating Receivable, at the sole expense of the Servicer, until such time as the Agent designates a replacement Servicer to assume such responsibilities.

At such time as the Servicer or the Seller, as the case may be, has any obligation to pursue the collection of Receivables and the Agent or a Purchaser possesses any documents necessary therefor, the Agent or such Purchaser, as the case may be, agrees to furnish such documents to the Servicer or the Seller, as the case may be, to the extent and for the period necessary for the Servicer or the Seller, as the case may be, to comply with its obligations hereunder.

ARTICLE 1.1 Maintenance of Insurance Policies . The Servicer shall, in accordance with its Customary Servicing Procedures, require that each Obligor shall have obtained physical damage insurance covering each Financed Vehicle as of the execution of the related Receivable, unless the Servicer has in accordance with its Customary Servicing Procedures permitted an Obligor to self-insure the Financed Vehicle or Financed Vehicles securing such Receivable. The Servicer shall, in accordance with its Customary Servicing Procedures, monitor such physical damage insurance with respect to each Financed Vehicle that secures each Receivable.

ARTICLE 1.1 Maintenance of Security Interests in Vehicles . The Servicer shall, in accordance with its Customary Servicing Procedures and at its own expense, take such steps as are necessary to maintain perfection of the first priority security interest created by each Receivable in the related Financed Vehicle or Financed Vehicles. The Purchasers hereby authorize the Servicer to re-perfect such security interest as necessary because of the relocation of a Financed Vehicle or for any other reason.

ARTICLE 1.1 Total and Supplemental Servicing Fees; Payment of Certain Expenses by Servicer . The Servicer is entitled to receive the Total Servicing Fee and Supplemental Servicing Fees out of Collections as provided herein. The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement (including fees and disbursements of the Purchaser, the Financial Institution, the Agent, and any independent accountants, taxes imposed on the Servicer, expenses incurred in connection with distributions and reports to the Agent and the Purchasers and all other fees and expenses not expressly stated under this Agreement to be for the account of the Purchasers, but excluding federal, state and local income and franchise taxes, if any, of any Purchaser). The Servicer will not have any obligation to deposit Supplemental Servicing Fees in the Collection Account. To the extent that any such amount shall be held in the Collection Account, such amount may be withdrawn therefrom by the Servicer.

ARTICLE 1.1 Monthly Advances . Subject to the following sentence, as of each Settlement Date, if the payments during the related Monthly Period by or on behalf of the Obligor on a Receivable (other than an Administrative Receivable, a Warranty Receivable or a Liquidating Receivable) after application under
Section 2.1 shall be less than the Scheduled Payment, whether as a result of any extension granted to the Obligor or otherwise, then the Servicer shall, subject to the following sentence, advance any such shortfall (such amount, a "Monthly Advance"). The Servicer shall be obligated to make a Monthly Advance in respect of a Receivable only to the extent that the Servicer, in its sole discretion, shall determine that such advance shall be recoverable (in accordance with the two immediately following sentences) from subsequent Collections or recoveries on such Receivable. Subject to Section 2.1, the Servicer shall be reimbursed for Outstanding Monthly Advances with respect to a Receivable from the following sources with respect to such Receivable, in each case as set forth in this
Agreement: (i) subsequent payments by or on behalf of the Obligor, (ii) collections of Liquidation Proceeds, (iii) the Administrative Purchase Payment and (iv) the Warranty Payment. On the Settlement Date following any date on which the Servicer shall determine that any Outstanding Monthly Advances with respect to any Receivable shall not be recoverable from payments with respect to such Receivable, the Servicer shall be reimbursed from any collections made on other Receivables.

ARTICLE 1.1 Additional Deposits . The Servicer shall deposit in the Collection Account the aggregate Monthly Advances pursuant to this Section 8.7. The Servicer and the Seller shall deposit in the Collection Account the aggregate Administrative Purchase Payments and Warranty Payments with respect to Administrative Receivables and Warranty Receivables, respectively. All such deposits with respect to a Monthly Period shall be made in immediately available funds on the day before the Settlement Date related to such Monthly Period.

ARTICLE 1.1 Annual Statement as to Compliance . The Servicer shall deliver to the Agent on or before February 1 of each year, beginning February 1, 2001, an officer's certificate signed by the President or any Vice President of the Servicer, dated as of the immediately preceding October 31, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or, with respect to the first such certificate, such period as shall have elapsed from the date of this Agreement to the date of such certificate) and of its performance under this Agreement has been made under such officer*s supervision and (ii) to such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

ARTICLE 1.1       Annual Independent Accountants' Report .
                  --------------------------------------
ARTICLE 1.2
(a) The Servicer shall cause a firm of independent accountants, who may also render other services to the Servicer or the Seller, to deliver to the Agent, on or before February 1 of each year, beginning February 1, 2001 with respect to the twelve months ended on the immediately preceding October 31 (or, with respect to the first such report, such period as shall have elapsed from the date of this Agreement to the date of such certificate), a report (the "Accountants' Report") addressed to the board of directors of the Servicer and to the Agent, to the effect that such firm has audited the financial statements of the Servicer and issued its report thereon and that such audit (i) was made in accordance with generally accepted auditing standards, (ii) included tests relating to retail notes serviced for others in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers (the "Program,") to the extent the procedures in the Program are applicable to the servicing obligations set forth in this Agreement and (iii) except as described in the report, disclosed no exceptions or errors in the records relating to retail notes serviced for others that, in the firm*s opinion, paragraph four of the Program requires such firm to report.

(a) The Accountants' Report shall also indicate that the firm is independent of the Seller and the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

ARTICLE 1.1 Assignment of Administrative Receivables and Warranty Receivables . Upon receipt of the Administrative Purchase Payment or the Warranty Payment with respect to an Administrative Receivable or a Warranty Receivable, respectively, the Agent, on behalf of the Purchasers, shall assign, without recourse, representation or warranty, to the Servicer or the Warranty Purchaser, as applicable, all of such Person*s right, title and interest in, to and under (a) such Administrative Receivable or Warranty Receivable and all monies due thereon, (b) the security interests in the related Financed Vehicle and, to the extent permitted by law, any accessions thereto which are financed by NFC, (c) benefits of any lease assignments with respect to the Financed Vehicles, (d) proceeds from any Insurance Policies with respect to such Receivable, (e) proceeds from Dealer Liability with respect to such Receivable, proceeds from any NITC Purchase Obligations with respect to such Receivable and proceeds from any Guaranties of such Receivable, (f) the interests of such Person in certain rebates of premiums and other amounts relating to the Insurance Policies and any document relating thereto and (g) the rights of such Person under the Purchase Agreement and the Custodian Agreement with respect to such Receivable, such assignment being an assignment outright and not for security. Upon the assignment of such Receivable described in the preceding sentence, the Servicer or the Warranty Purchaser, as applicable, shall own such Receivable, and all such security and documents, free of any further obligations to the Agent or any Purchaser with respect thereto. If in any Proceeding it is held that the Servicer may not enforce a Receivable on the grounds that it is not a real party in interest or a holder entitled to enforce the Receivable, the Agent shall, at the Servicer*s expense, take such steps as the Servicer deems necessary to enforce the Receivable, including bringing suit in the name of such Person or the names of the Purchasers.

ARTICLE 1.1 Collection Account . The Agent shall maintain, for the benefit of the Purchasers, the Collection Account for the purpose of receiving and disbursing all Collections, and all other payments to be made into the Collection Account. The Collection Account will be an Eligible Account maintained in the name of the Agent, for the benefit of the Purchasers, and shall be used only for the collection of the amounts and for application of such amounts as described in Section 1.4(c) of this Agreement. In the event there shall have been deposited in the Collection Account any amount not required to be deposited therein and so identified to the Agent, such amount shall be withdrawn from the Collection Account by the Agent at the instruction of the Servicer and paid in accordance with the instructions of the Servicer, and any such amounts shall not be deemed to be a part of the Collection Account. If the Collection Account ceases to be an Eligible Account, the Agent shall, within ten days of receipt of notice of such change in eligibility, transfer the Collection Account to an account meeting the requirements of an Eligible Account.

                  The Servicer and the Seller agree to take all actions reasonably necessary, including the filing of appropriate financing statements and the giving of proper registration instructions relating to any investments, to protect the Agent*s and the Purchasers* interest in the Collection Account and any Eligible Investments acquired with moneys therein.

ARTICLE 1.1 Delegation of Duties . So long as NFC acts as Servicer, the Servicer may, at any time without notice or consent, delegate any duties under this Agreement to any corporation more than 50% of the voting stock of which is owned, directly or indirectly, by NFC. The Servicer may at any time perform specific duties as Servicer through sub-contractors who are in the business of servicing medium and heavy duty truck, bus and trailer receivables; provided, however, that no such delegation shall relieve the Servicer of its responsibility with respect to such duties.

ARTICLE 1.1 Servicer Not to Resign . Subject to the provisions of Section 9.2, the Servicer shall not resign from the obligations and duties imposed on it by this Agreement as Servicer except upon determination that the performance of its duties under this Agreement is no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an opinion of counsel to such effect delivered to the Agent. No such resignation shall become effective until the Agent, its designee or a successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 8.15.

ARTICLE 1.1 Agent to Act; Appointment of Successor . On and after the time the Servicer receives a notice of termination pursuant to Section 9.2, the Agent shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for in this Agreement; provided however, that the predecessor Servicer shall remain liable for, and the successor Servicer shall have no liability for, any indemnification obligations of the Servicer arising as a result of acts, omissions or occurrences during the period in which the predecessor Servicer was the Servicer; and provided further, that NFC shall remain liable for all such indemnification obligations of the Servicer without regard to whether it is still Servicer hereunder. As compensation therefor, the Agent or its designee shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under this Agreement if no such notice of termination had been given including, but not limited to, the Total Servicing Fee and Supplemental Servicing Fees. In the event that the Agent is unable, after a search conducted in good faith, to locate a qualified successor Servicer that is willing to undertake the servicing of the Receivables for an amount equal to or less than the Total Servicing Fees and the Supplemental Servicing Fees, then the Agent shall solicit bids from at least three Qualified Replacement Servicers and shall select the Person whose bid, in the Agent's sole judgment, constitutes the lowest cost bid to perform the servicing of the Receivables, and such successor Servicer shall be entitled to total fees in the amount specified in such bid (the "Replacement Servicing Fees"). For purposes of this Section 8.15, a "Qualified Replacement Servicer" shall mean a Person that in its ordinary course of business services, for itself or for others, one or more portfolios of amortizing loan receivables of trucks, automobiles or commercial equipment having an aggregate principal balance of at least $1,000,000,000 and that the Agent believes, in its sole judgment, would be reasonably qualified to service the Receivables. In connection with such appointment and assumption, the Agent may make such arrangements for the compensation of such successor out of payments on Receivables as it and such successor shall agree.

ARTICLE 1.1 Merger or Consolidation of or Assumption of the Obligations of, the Servicer . Any corporation (a) into which the Servicer may be merged or consolidated, (b) resulting from any merger, conversion or consolidation to which the Servicer shall be a party, (c) succeeding to the business of the Servicer, or (d) more than 50% of the voting stock of which is owned directly or indirectly by NFC and which is otherwise servicing the Seller*s receivables, which corporation in the foregoing cases (c) or (d) executes an agreement of assumption to perform every obligation of the Servicer under this Agreement shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, notwithstanding anything in this Agreement to the contrary (but subject to Article IX in the event that any such transaction is described in Section 9.1(h)). The Servicer shall provide notice of any merger, consolidation or succession pursuant to this Section 8.16 to the Agent.


ARTICLE 1         SERVICER DEFAULTS

ARTICLE 1.1 Servicer Defaults . The occurrence of any one or more of the following events shall constitute a Servicer Default:
ARTICLE 1.2
(a) the Servicer shall fail to instruct the Securities Intermediary to remit to the Agent on any day any amount required to be remitted to the Agent on such day in respect of CP Costs, Yield, Facility Fees or Capital and such failure shall continue for one (1) Business Day after the date when such amounts became due;

(a) the Servicer shall fail to deposit, or fail to pay, or fail to cause to be deposited or paid when due any other amount due hereunder, and any such failure shall continue for two (2) Business Days after written notice thereof by the Agent to the Servicer; (b) (c) failure on the part of the Seller or the Servicer to duly observe or perform any other covenants or agreements of the Seller or the Servicer set forth in the Sale Agreement, this Agreement, or any of the other Transaction Documents, which failure continues unremedied for a period of ten (10) days after the earlier of knowledge thereof or the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller or the Servicer, as applicable, by the Agent; (d) (e) a default by the Servicer in the performance of any term, provision or condition contained in any agreement under which any Indebtedness of the Servicer in excess of $1,000,000 was created or is governed, the effect of which is to cause any such Indebtedness to become due prior to its stated maturity; or any such Indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof. (f) (g) any representation, warranty, certification or statement made by the Servicer under this Agreement or in any agreement, certificate, report, appendix, schedule or document furnished by the Seller or Servicer to the Agent pursuant to or in connection with this Agreement shall prove to have been false or misleading in any material respect as of the time made or deemed made
(including by omission of material information necessary to make such representation, warranty, certification or statement not misleading); (h) (i) the failure of the Seller or Servicer generally to pay its debts when due or the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator for the Seller or the Servicer, in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of their respective affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; (j) (k) the consent by the Seller or the Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings of or relating to the Seller or the Servicer or of or relating to substantially all of their respective property; or the Seller or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or (l) (m) the occurrence of any or all of the following events: (n) (i) an NFRRC Change of Control,

(i)               an NFC Change of Control, or

(i)               an NIC Change of Control.

ARTICLE 1.1       Remedies .
ARTICLE 1.2
(a) If a Servicer Default shall occur and be continuing, the Agent by notice then given in writing to the Servicer may, in addition to other rights and remedies available in a court of law or equity to damages, injunctive relief and specific performance, (i) terminate all of the rights and obligations of the Servicer under this Agreement ("Servicing Transfer"), (ii) to the fullest extent permitted by applicable law, declare the Default Fee to be due and payable with respect to any Aggregate Unpaids, (iii) notify Obligors of the Purchasers' interest in the Receivables, and (iv) terminate the right of the Servicer in
Section 1.4(b) and (c) to select Eligible Investments in the Designated Accounts. On or after the receipt by the Servicer of such written notice (except that if any event set forth in subsection 9.1(f) or (g) shall have occurred, without any such notice), all authority and power of the Servicer under this Agreement, whether with respect to the Receivables or otherwise, shall pass to and be vested in the Agent pursuant to and under this Section 9.2. Alternatively, the Agent may engage affiliated or unaffiliated contractors to perform all or any part of the administration, servicing and collection of the Receivables and require the Servicer to pay to such contractors, to the extent received by the Servicer, all or a portion of the Servicing Fee received in consideration thereof. The Agent is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. The Servicer agrees to cooperate with the Agent in effecting the termination of the responsibilities and rights of the Servicer under this Agreement, including the transfer to the Agent for administration by it of all cash amounts that shall at the time be held by the Servicer for deposit, or that shall have been deposited by the Servicer in the Collection Account or the Reserve Account or thereafter received with respect to the Receivables that shall at that time be held by the Servicer. In addition to any other amounts that are then payable to the Servicer under this Agreement, the Servicer shall be entitled to receive from the successor Servicer reimbursements for any Outstanding Monthly Advances made during the period prior to the notice pursuant to this Section 9.2 which terminates the obligation and rights of the Servicer under this Agreement.

(a) NFC, upon receiving a notice pursuant to Section 9.2(a) hereof (except that if any event set forth in subsection 9.1(f) or (g) shall have occurred, without any such notice), shall, at NFC's sole expense, permit the Agent access to NFC's files and other records in order to effect an orderly transfer of servicing, including, without limitation, taking possession of any and all Contracts; provided, however, that for so long as NFC shall remain the Servicer hereunder, to the extent necessary to perform its obligations as Servicer with respect to any Receivable hereunder, upon NFC's prior written request, the Agent will deliver or cause to be delivered to NFC the Contract giving rise to such Receivable for the sole purpose of performing such servicing obligation, and, at such time as NFC's possession of the original of such Contract is no longer reasonably necessary for the performance of NFC's obligations as Servicer hereunder (including, without limitation, because NFC is no longer Servicer hereunder), such Contract shall promptly be returned to the Agent. (b) (c) If at any time there shall be a Servicing Transfer, NFC will cause to be transmitted and delivered directly to the Agent or its designated agent, for the account of the Purchasers, forthwith upon receipt and in the exact form received, all Collections (properly endorsed, where required, so that such items may be collected by the Agent on behalf of the Purchasers) on account of the Purchaser Interest. All such Collections consisting of cash shall not be commingled with other items or monies of NFC for a period longer than two Business Days. If the Agent or its designated agent receives items or monies that are not payments on account of the Purchasers' interest in any Receivables, such items or monies shall be held in trust by the Agent for the Seller's benefit and delivered promptly to NFC after being so identified by the Agent or its designated agent, if any, an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of NFC all steps and actions permitted to be taken under this Agreement with respect to any Receivable which the Agent, in its reasonable discretion, may deem necessary or advisable to negotiate or otherwise realize on any right of any kind held or owned by NFC or transmitted to or received by the Agent or its designated agent (whether or not from the Seller or any Obligor) in connection with the Purchasers' Purchaser Interest; provided, however, that such power of attorney may not be exercised without the prior written consent of NFC, unless (A) a Servicer Default shall have occurred and be continuing or (B) the Servicer fails to perform any act required hereunder after receiving three (3) Business Days written notice of such failure from the Agent. (d) (e) At any time, and from time to time following a Servicing Transfer, the Agent shall be entitled to notify the Obligors to make payments directly to the Agent of amounts due under the Receivables at any time and from time to time. (f)

ARTICLE 1         INDEMNIFICATION

ARTICLE 1.1 Indemnities by the Seller Parties . Without limiting any other rights that the Agent or any Purchaser may have hereunder or under applicable law, (A) the Seller hereby agrees to indemnify (and pay upon demand to) the Agent and each Purchaser and their respective assigns, officers, directors, agents and employees (each an "Indemnified Party") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of the Agent or such Purchaser) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by a Purchaser of an interest in the Receivables, and (B) the Servicer hereby agrees to indemnify (and pay upon demand to) each Indemnified Party for Indemnified Amounts awarded against or incurred by any of them arising out of the Servicer's activities as Servicer hereunder excluding, however, in all of the foregoing instances under the preceding clauses (A) and (B):

(i) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

(i) Indemnified Amounts to the extent arising from the acts or omissions of a successor Servicer;

(i) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

(i) taxes imposed by any jurisdiction in which such Indemnified Party is or would be subject to tax (unless such tax arises solely as a result of the transactions contemplated by this Agreement) on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by the Purchasers of Purchaser Interests as a loan or loans by the Purchasers to Seller secured by the Receivables, the Related Security, the Collection Accounts and the Collections;

provided, however, that nothing contained in this sentence shall limit the liability of any Seller Party or limit the recourse of the Purchasers to any Seller Party for amounts otherwise specifically provided to be paid by such Seller Party under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, Seller shall indemnify the Agent and the Purchasers for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to Seller or the Servicer) relating to or resulting from:

(a) any representation or warranty made by any Seller Party or the Originator (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made; (b) (c) the failure by Seller, the Servicer or the Originator to comply with any applicable law, rule order, writ, judgment, award, injunction, decree or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of the Originator to keep or perform any of its obligations, express or implied, with respect to any Contract; (d) (e) any failure of Seller, the Servicer or the Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document; (f) (g) any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable; (h) (i) any dispute, claim, counterclaim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), any rescission with respect to any Receivable or any Contract related thereto or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services; (j) (k) the commingling of Collections of Receivables at any time with other funds; (l) (m) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of a purchase, the ownership of the Purchaser Interests or any other investigation, litigation or proceeding relating to Seller, the Servicer or the Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby; (n) (o) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding; (p) (q) any Servicer Default described in Section 9.1(f); (r) (s) any failure of Seller to acquire and maintain legal and equitable title to, and ownership of any Receivable and the Related Security and Collections with respect thereto from the Originator, free and clear of any Adverse Claim (other than as created hereunder); or any failure of Seller to give reasonably equivalent value to the Originator under the Receivables Sale Agreement in consideration of the transfer by the Originator of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action; (t) (u) any failure to vest and maintain vested in the Agent for the benefit of the Purchasers, or to transfer to the Agent for the benefit of the Purchasers, legal and equitable title to, and ownership of, a first priority perfected undivided percentage ownership interest (to the extent of the Purchaser Interests contemplated hereunder) or security interest in the Receivables, the Related Security and the Collections, free and clear of any Adverse Claim (except as created by the Transaction Documents); (v) (w) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof; (x) (y) any action or omission by any Seller Party which reduces or impairs the rights of the Agent or the Purchasers with respect to any Receivable or the value of any such Receivable; (z) (aa) any attempt by any Person to void the purchase of the Purchaser Interest hereunder under statutory provisions or common law or equitable action; and (bb) (cc) the Year 2000 Problem.

ARTICLE 1.1 Increased Cost and Reduced Return . If after the date hereof, any Funding Source shall be charged any fee, expense or increased cost on account of the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (a "Regulatory Change"): (i) that subjects any Funding Source to any charge or withholding on or with respect to any Funding Agreement or a Funding Source's obligations under a Funding Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Funding Source of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income of a Funding Source) or taxes excluded by
Section 10.1 or (ii) that imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended by a Funding Source pursuant to a Funding Agreement or (iii) that imposes any other condition the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source's capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the Agent, Seller shall pay to the Agent, for the benefit of the relevant Funding Source, such amounts charged to such Funding Source or such amounts to otherwise compensate such Funding Source for such increased cost or such reduction.

ARTICLE 1.1 Other Costs and Expenses . Seller shall pay to the Agent and any Purchaser on demand all costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the cost of any Purchaser's auditors auditing the books, records and procedures of Seller, reasonable fees and out-of-pocket expenses of legal counsel for a Purchaser and the Agent (which such counsel may be employees of any Purchaser or the Agent) with respect thereto and with respect to advising any Purchaser and the Agent as to their respective rights and remedies under this Agreement. Seller shall pay to the Agent on demand any and all costs and expenses of the Agent and the Purchasers, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Servicer Default.


ARTICLE 1         THE AGENT

ARTICLE 1.1 Authorization and Action . Each Purchaser hereby designates and appoints Bank One to act as its agent hereunder and under each other Transaction Document, and authorizes the Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Agent by the terms of this Agreement and the other Transaction Documents together with such powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent shall be read into this Agreement or any other Transaction Document or otherwise exist for the Agent. In performing its functions and duties hereunder and under the other Transaction Documents, the Agent shall act solely as agent for the Purchasers and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any Seller Party or any of such Seller Party's successors or assigns. The Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement, any other Transaction Document or applicable law. The appointment and authority of the Agent hereunder shall terminate upon the indefeasible payment in full of all Aggregate Unpaids. Each Purchaser hereby authorizes the Agent to execute each of the Uniform Commercial Code financing statements on behalf of such Purchaser (the terms of which shall be binding on such Purchaser).

ARTICLE 1.1 Delegation of Duties . The Agent may execute any of its duties under this Agreement and each other Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

ARTICLE 1.1 Exculpatory Provisions . Neither the Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by any Seller Party contained in this Agreement, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of any Seller Party to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in Article VI, or for the perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith. The Agent shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Seller Parties. The Agent shall not be deemed to have knowledge of any Servicer Default unless the Agent has received notice from Seller or a Purchaser.

ARTICLE 1.1 Reliance by Agent . The Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Seller), independent accountants and other experts selected by the Agent. The Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of a Company or the Required Financial Institutions or all of the Purchasers, as applicable, as it deems appropriate and it shall first be indemnified to its satisfaction by the Purchasers, provided that unless and until the Agent shall have received such advice, the Agent may take or refrain from taking any action, as the Agent shall deem advisable and in the best interests of the Purchasers. The Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of a Company or the Required Financial Institutions or all of the Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers.

ARTICLE 1.1 Non-Reliance on Agent and Other Purchasers . Each Purchaser expressly acknowledges that neither the Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including, without limitation, any review of the affairs of any Seller Party, shall be deemed to constitute any representation or warranty by the Agent. Each Purchaser represents and warrants to the Agent that it has and will, independently and without reliance upon the Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of Seller and made its own decision to enter into this Agreement, the other Transaction Documents and all other documents related hereto or thereto.

ARTICLE 1.1 Reimbursement and Indemnification . The Financial Institutions agree to reimburse and indemnify the Agent and its officers, directors, employees, representatives and agents ratably according to their Pro Rata Shares, to the extent not paid or reimbursed by the Seller Parties (i) for any amounts for which the Agent, acting in its capacity as Agent, is entitled to reimbursement by the Seller Parties hereunder and (ii) for any other expenses incurred by the Agent, in its capacity as Agent and acting on behalf of the Purchasers, in connection with the administration and enforcement of this Agreement and the other Transaction Documents.

ARTICLE 1.1 Agent in its Individual Capacity . The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Seller or any Affiliate of Seller as though the Agent were not the Agent hereunder. With respect to the acquisition of Purchaser Interests pursuant to this Agreement, the Agent shall have the same rights and powers under this Agreement in its individual capacity as any Purchaser and may exercise the same as though it were not the Agent, and the terms "Financial Institution," "Purchaser," "Financial Institutions" and "Purchasers" shall include the Agent in its individual capacity.

ARTICLE 1.1 Successor Agent . The Agent may, upon five days' notice to Seller and the Purchasers, and the Agent will, upon the direction of all of the Purchasers (other than the Agent, in its individual capacity) resign as Agent. If the Agent shall resign, then the Required Financial Institutions during such five-day period shall appoint from among the Purchasers a successor agent. If for any reason no successor Agent is appointed by the Required Financial Institutions during such five-day period, then effective upon the termination of such five day period, the Purchasers shall perform all of the duties of the Agent hereunder and under the other Transaction Documents and Seller and the Servicer (as applicable) shall make all payments in respect of the Aggregate Unpaids directly to the applicable Purchasers and for all purposes shall deal directly with the Purchasers. After the effectiveness of any retiring Agent's resignation hereunder as Agent, the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and the provisions of this Article XI and Article X shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Agent under this Agreement and under the other Transaction Documents.


ARTICLE 1         ASSIGNMENTS; PARTICIPATIONS

ARTICLE 1.1       Assignments .
ARTICLE 1.2
(a) Seller and each Financial Institution hereby agree and consent to the complete or partial assignment by a Company of all or any portion of its rights under, interest in, title to and obligations under this Agreement to the Financial Institutions pursuant to Section 13.1 or, with the consent of the Seller (such consent not to be unreasonably withheld) to any other Person, and upon such assignment, a Company shall be released from its obligations so assigned. Further, Seller and each Financial Institution hereby agree that any assignee of a Company of this Agreement or all or any of the Purchaser Interests of a Company shall have all of the rights and benefits under this Agreement as if the term "a Company" explicitly referred to such party, and no such assignment shall in any way impair the rights and benefits of a Company hereunder. Neither the Seller nor the Servicer shall have the right to assign its rights or obligations under this Agreement.

(a) Any Financial Institution may at any time and from time to time assign to one or more Persons ("Purchasing Financial Institutions") all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement, substantially in the form set forth in Exhibit II hereto (the "Assignment Agreement") executed by such Purchasing Financial Institution and such selling Financial Institution. The consent of each Company shall be required prior to the effectiveness of any such assignment. Each assignee of a Financial Institution must have a short-term debt rating of A-1 or better by Standard & Poor's Ratings Services and P-1 by Moody's Investors Service, Inc. and must agree to deliver to the Agent, promptly following any request therefor by the Agent or any Company, an enforceability opinion in form and substance satisfactory to the Agent and a Company. Upon delivery of the executed Assignment Agreement to the Agent, such selling Financial Institution shall be released from its obligations hereunder to the extent of such assignment. Thereafter the Purchasing Financial Institution shall for all purposes be an Financial Institution party to this Agreement and shall have all the rights and obligations of an Financial Institution under this Agreement to the same extent as if it were an original party hereto and no further consent or action by Seller, the Purchasers or the Agent shall be required. (b) (c) Each of the Financial Institutions agrees that in the event that it shall cease to have a short-term debt rating of A-1 or better by Standard & Poor's Ratings Services and P-1 by Moody's Investors Service, Inc. (an "Affected Financial Institution"), such Affected Financial Institution shall be obliged, at the request of a Company or the Agent, to assign all of its rights and obligations hereunder to (x) another Financial Institution or (y) another funding entity nominated by the Agent and acceptable to such Company, and willing to participate in this Agreement through the Liquidity Termination Date in the place of such Affected Financial Institution; provided that the Affected Financial Institution receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such Financial Institution's Pro Rata Share of the Capital and Yield owing to the Financial Institutions and all accrued but unpaid fees and other costs and expenses payable in respect of its Pro Rata Share of the Purchaser Interests of the Financial Institutions.

ARTICLE 1.1 Participations . Any Financial Institution may, in the ordinary course of its business at any time sell to one or more Persons (each a "Participant") participating interests in its Pro Rata Share of the Purchaser Interests of the Financial Institutions, its obligation to pay each Company its Acquisition Amounts or any other interest of such Financial Institution hereunder. Notwithstanding any such sale by a Financial Institution of a participating interest to a Participant, such Financial Institution's rights and obligations under this Agreement shall remain unchanged, such Financial
Institution shall remain solely responsible for the performance of its obligations hereunder, and Seller, each Company and the Agent shall continue to deal solely and directly with such Financial Institution in connection with such Financial Institution's rights and obligations under this Agreement. Each
Financial Institution agrees that any agreement between such Financial Institution and any such Participant in respect of such participating interest shall not restrict such Financial Institution's right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in Section 14.1(b)(i).


ARTICLE 1         LIQUIDITY FACILITY
ARTICLE 2.1 Transfer to Financial Institutions . Each Financial Institution hereby agrees, subject to Section 13.4, that immediately upon written notice from a Company delivered on or prior to the Liquidity Termination Date, it shall acquire by assignment from such Company, without recourse or warranty, its Pro Rata Share of one or more of the Purchaser Interests of such Company as specified by such Company. Each such assignment by a Company shall be made pro rata among the Financial Institutions except for pro rata assignments to one or more Terminating Financial Institutions pursuant to Section 13.6. Each such Financial Institution shall, no later than 1:00 p.m. (Chicago time) on the date of such assignment, pay in immediately available funds (unless another form of payment is otherwise agreed between a Company and such Financial Institution) to the Agent at an account designated by the Agent, for the benefit of the Company delivering such notice, its Acquisition Amount. Unless a Financial Institution has notified the Agent that it does not intend to pay its Acquisition Amount, the Agent may assume that such payment has been made and may, but shall not be obligated to, make the amount of such payment available to such Company in reliance upon such assumption. Each Company hereby sells and assigns to the Agent for the ratable benefit of the Financial Institutions, and the Agent hereby purchases and assumes from each Company, effective upon the receipt by such Company of the Company Transfer Price, the Purchaser Interests of such Company which are the subject of any transfer pursuant to this Article XIII.

ARTICLE 1.1 Transfer Price Reduction Yield . If the Adjusted Funded Amount is included in the calculation of the Company Transfer Price for any Purchaser Interest of a Company, each Financial Institution agrees that the Agent shall pay to such Company the Reduction Percentage of any Yield received by the Agent with respect to such Purchaser Interest.

ARTICLE 1.1 Payments to any Company . In consideration for the reduction of a Company's Company Transfer Price by the Company Transfer Price Reduction, effective only at such time as the aggregate amount of the Capital of the Purchaser Interests of the Financial Institutions equals the Company Residual, each Financial Institution hereby agrees that the Agent shall not distribute to the Financial Institutions and shall immediately remit to such Company any Yield, Collections or other payments received by it to be applied pursuant to the terms hereof or otherwise to reduce the Capital of the Purchaser Interests of the Financial Institutions.

ARTICLE  1.1   Limitation   on   Commitment  to  Purchase  from  any  Company  .
Notwithstanding anything to the contrary in this Agreement, no Financial Institution shall have any obligation to purchase any Purchaser Interest from any Company, pursuant to Section 13.1 or otherwise, if:

(a) a Company shall have voluntarily commenced any proceeding or filed any petition under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization of the Company or taken any corporate action for the purpose of effectuating any of the foregoing; or (b) (c) involuntary proceedings or an involuntary petition shall have been commenced or filed against any Company by any Person under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization of the Company and such proceeding or petition shall have not been dismissed.

ARTICLE  1.1  Defaulting  Financial  Institutions  . If  one or  more  Financial
Institutions defaults in its obligation to pay its Acquisition Amount pursuant to Section 13.1 (each such Financial Institution shall be called a "Defaulting Financial Institution" and the aggregate amount of such defaulted obligations being herein called the "Company Transfer Price Deficit"), then upon notice from the Agent, each Financial Institution other than the Defaulting Financial Institutions (a "Non-Defaulting Financial Institution") shall promptly pay to the Agent, in immediately available funds, an amount equal to the lesser of (x) such Non-Defaulting Financial Institution's proportionate share (based upon the relative Commitments of the Non-Defaulting Financial Institutions), after excluding the Commitment of any Approved Unconditional Liquidity Providers) of the CompanyTransfer Price Deficit and (y) the unused portion of such Non-Defaulting Financial Institution's Commitment; provided, however, that if an Approved Unconditional Liquidity Provider is the Defaulting Financial Institution, the Non-Defaulting Financial Institutions shall have no obligation to pay any amount to the Agent pursuant to this Section 13.5 as a result of a default by such Approved Unconditional Liquidity Provider; provided, further, that in no event shall any Approved Unconditional Liquidity Provider be required to make any payment as a Non-Defaulting Financial Institution pursuant to this
Section 13.5. A Defaulting Financial Institution shall forthwith upon demand pay to the Agent for the account of the Non-Defaulting Financial Institutions all amounts paid by each Non-Defaulting Financial Institution on behalf of such Defaulting Financial Institution, together with interest thereon, for each day from the date a payment was made by a Non-Defaulting Financial Institution until the date such Non-Defaulting Financial Institution has been paid such amounts in full, at a rate per annum equal to the Federal Funds Effective Rate plus two percent (2%). In addition, without prejudice to any other rights that a Company may have under applicable law, each Defaulting Financial Institution shall pay to such Company forthwith upon demand, the difference between such Defaulting Financial Institution's unpaid Acquisition Amount and the amount paid with respect thereto by the Non-Defaulting Financial Institutions, together with interest thereon, for each day from the date of the Agent's request for such Defaulting Financial Institution's Acquisition Amount pursuant to Section 13.1 until the date the requisite amount is paid to such Company in full, at a rate per annum equal to the Federal Funds Effective Rate plus two percent (2%).

ARTICLE 1.1       Terminating Financial Institutions .
ARTICLE 1.2
(a) Each Financial Institution hereby agrees to deliver written notice to the Agent not more than 30 Business Days and not less than 5 Business Days prior to the Liquidity Termination Date indicating whether such Financial Institution intends to renew its Commitment hereunder. If any Financial Institution fails to deliver such notice on or prior to the date that is 5 Business Days prior to the Liquidity Termination Date, such Financial Institution will be deemed to have declined to renew its Commitment (each Financial Institution which has declined or has been deemed to have declined to renew its Commitment hereunder, a "Non-Renewing Financial Institution"). The Agent shall promptly notify each Company of each Non-Renewing Financial Institution and each Company, in its sole discretion, may (A) to the extent of Commitment Availability, declare that such Non-Renewing Financial Institution's Commitment shall, to such extent, automatically terminate on a date specified by such Company on or before the Liquidity Termination Date or (B) upon one (1) Business Day's notice to such Non-Renewing Financial Institution assign to such Non-Renewing Financial Institution on a date specified by such Company its Pro Rata Share of the aggregate Purchaser Interests then held by such Company, subject to, and in accordance with, Section 13.1. In addition, such Company may, in its sole discretion, at any time (x) to the extent of Commitment Availability, declare that any Affected Financial Institution's Commitment shall automatically terminate on a date specified by Company or (y) assign to any Affected Financial Institution on a date specified by Company its Pro Rata Share of the aggregate Purchaser Interests then held by such Company, subject to, and in accordance with, Section 13.1 (each Affected Financial Institution or each Non-Renewing Financial Institution is hereinafter referred to as a "Terminating Financial Institution"). The parties hereto expressly acknowledge that any declaration of the termination of any Commitment, any assignment pursuant to this Section 13.6 and the order of priority of any such termination or assignment among Terminating Financial Institutions shall be made by such Company in its sole and absolute discretion.

(a) Upon any assignment to a Terminating Financial Institution as provided in this Section 13.6, any remaining Commitment of such Terminating Financial Institution shall automatically terminate. Upon reduction to zero of the Capital of all of the Purchaser Interests of a Terminating Financial Institution (after application of Collections thereto pursuant to Sections 2.2 and 2.3) all rights and obligations of such Terminating Financial Institution hereunder shall be terminated and such Terminating Financial Institution shall no longer be a "Financial Institution" hereunder; provided, however, that the provisions of
Article X shall  continue in effect for its benefit  with  respect to  Purchaser
Interests held by such Terminating Financial Institution prior to its termination as a Financial Institution. (b)

ARTICLE 1         MISCELLANEOUS

ARTICLE 1.1       Waivers and Amendments .
ARTICLE 1.2
(a) No failure or delay on the part of the Agent or any Purchaser in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

(a) No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 14.1(b). A Company, Seller and the Agent, at the direction of the Required Financial Institutions, may enter into written modifications or waivers of any provisions of this Agreement, provided, however, that no such modification or waiver shall: (b) (i) without the consent of each affected Purchaser, (A) extend the Liquidity Termination Date or the date of any payment or deposit of Collections by Seller or the Servicer, (B) reduce the rate or extend the time of payment of Yield or any CP Costs (or any component of Yield or CP Costs), (C) reduce any fee payable to the Agent for the benefit of the Purchasers, (D) except pursuant to Article XII hereof, change the amount of the Capital of any Purchaser, any Financial Institution's Pro Rata Share (except pursuant to Sections 13.1 or 13.5) or any Financial Institution's Commitment, (E) amend, modify or waive any provision of the definition of Required Financial Institutions or this Section 14.1(b), (F) consent to or permit the assignment or transfer by Seller of any of its rights and obligations under this Agreement,
(G) change the definition of "Specified Reserve Account Balance," or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses; or

(i) without the written consent of the then Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Agent.

Notwithstanding the foregoing, (i) without the consent of the Financial Institutions, but with the consent of Seller, the Agent may amend this Agreement solely to add additional Persons as Financial Institutions hereunder and (ii) the Agent, the Required Financial Institutions and any Company may enter into amendments to modify any of the terms or provisions of Article XI, Article XII,
Section 14.13 or any other provision of this Agreement without the consent of Seller, provided that such amendment has no negative impact upon Seller. Any modification or waiver made in accordance with this Section 14.1 shall apply to each of the Purchasers equally and shall be binding upon Seller, the Purchasers and the Agent.

ARTICLE 1.1 Notices. Except as provided in this Section 14.2, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission, or similar writing) and shall be given to the other parties hereto at their respective addresses and telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by telecopy upon the receipt thereof, (ii) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (iii) if given by any other means, when received at the address specified in this
Section 14.2. Seller hereby authorizes the Agent to effect purchases and Tranche Period and Discount Rate selections based on telephonic notices made by any Person whom the Agent in good faith believes to be acting on behalf of Seller. Seller agrees to deliver promptly to the Agent a written confirmation of each telephonic notice signed by an authorized officer of Seller; provided, however, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by the Agent, the records of the Agent shall govern absent manifest error.

ARTICLE 1.1 Ratable Payments . If any Purchaser, whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Purchaser (other than payments received pursuant to Section 10.2 or 10.3) in a greater proportion than that received by any other Purchaser entitled to receive a ratable share of such Aggregate Unpaids, such Purchaser agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Aggregate Unpaids held by the other Purchasers so that after such purchase each Purchaser will hold its ratable proportion of such Aggregate Unpaids; provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

ARTICLE 1.1  Protection of Ownership  Interests of the  Purchasers . ARTICLE 1.2
(a) Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that the Agent may request, to perfect, protect or more fully evidence the Purchaser Interests, or to enable the Agent or the Purchasers to exercise and enforce their rights and remedies hereunder. At any time, after the occurrence of an Servicer Default the Agent may, or the Agent may direct Seller or the Servicer to, notify the Obligors of Receivables, at Seller's expense, of the ownership or security interests of the Purchasers under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Agent or its designee. Seller or the Servicer (as applicable) shall, at any Purchaser's request, withhold the identity of such Purchaser in any such notification.

(a) If any Seller Party fails to perform any of its obligations hereunder, the Agent or any Purchaser may (but shall not be required to) perform, or cause performance of, such obligations, and the Agent's or such Purchaser's costs and expenses incurred in connection therewith shall be payable by Seller as provided in Section 10.3. Each Seller Party irrevocably authorizes the Agent at any time and from time to time in the sole discretion of the Agent, and appoints the Agent as its attorney-in-fact, to act on behalf of such Seller Party (i) to execute on behalf of Seller as debtor and to file financing statements necessary or desirable in the Agent's sole discretion to perfect and to maintain the perfection and priority of the interest of the Purchasers in the Receivables and
(ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchasers in the Receivables. This appointment is coupled with an interest and is irrevocable.

ARTICLE 1.1       Confidentiality .
ARTICLE 1.2
(a) Each Seller Party and each Purchaser shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to the Agent and any Company and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such Seller Party and such Purchaser and its officers and employees may disclose such information to such Seller Party's and such Purchaser's external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding.

(a) Anything herein to the contrary notwithstanding, each Seller Party hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Agent, the Financial Institutions or any Company by each other, (ii) by the Agent or the Purchasers to any prospective or actual assignee or participant of any of them and (iii) by the Agent to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to a Company or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which Bank One acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing. In addition, the Purchasers and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

ARTICLE 1.1 Bankruptcy Petition . Seller, the Servicer, the Agent, each Company and each Financial Institution hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of the Seller, a Company or any Unconditional Liquidity Provider, it will not institute against, or join any other Person in instituting against the Seller, such Company or any such Unconditional Liquidity Provider, respectively, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

ARTICLE 1.1 Limitation of Liability . Except with respect to any claim arising out of the willful misconduct or gross negligence of a Company, the Agent or any Financial Institution, no claim may be made by any Seller Party or any other Person against a Company, the Agent or any Financial Institution or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Seller Party hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

ARTICLE 1.1 CHOICE OF LAW . THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

ARTICLE 1.1 CONSENT TO JURISDICTION . EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT AND EACH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

ARTICLE 1.1 WAIVER OF JURY TRIAL . EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY THE SELLER PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

ARTICLE 1.1       Integration; Binding Effect; Survival of Terms .
                  ----------------------------------------------
ARTICLE 1.2
(a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

(a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Seller Party pursuant to
Article V, (ii) the indemnification and payment provisions of Article X, and Sections 14.5 and 14.6 shall be continuing and shall survive any termination of this Agreement.

ARTICLE 1.1 Counterparts; Severability; Section References . This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to "Article," "Section," "Schedule" or "Exhibit" shall mean articles and sections of, and schedules and exhibits to, this Agreement.

ARTICLE 1.1 Bank One Roles . Each of the Financial Institutions acknowledges that Bank One acts, or may in the future act, (i) as administrative agent for Company or any Financial Institution, (ii) as issuing and paying agent for the Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for the Commercial Paper and (iv) to provide other services from time to time for Company or any Financial Institution (collectively, the "Bank One Roles"). Without limiting the generality of this Section 14.13, each Financial Institution hereby acknowledges and consents to any and all Bank One Roles and agrees that in connection with any Bank One Role, Bank One may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for Company, and the giving of notice to the Agent of a mandatory purchase pursuant to Section 13.1.

ARTICLE 1.1       Characterization .
ARTICLE 1.2
(a) It is the intention of the parties hereto that each purchase hereunder shall constitute and be treated as an absolute and irrevocable sale, which purchase shall provide the Agent for the benefit of the Purchasers with the full benefits of ownership of the applicable Purchaser Interest. Except as specifically provided in this Agreement, each sale of a Purchaser Interest hereunder is made without recourse to Seller; provided, however, that (i) Seller shall be liable to each Purchaser and the Agent for all representations, warranties, covenants and indemnities made by Seller pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by any Purchaser or the Agent or any assignee thereof of any obligation of Seller or the Originator or any other person arising in connection with the Receivables, the Related Security, or the related Contracts, or any other obligations of Seller or the Originator.

(a) In addition to any ownership interest which the Agent for the benefit of the Purchasers may from time to time acquire pursuant hereto, the Seller hereby grants to the Agent for the ratable benefit of the Purchasers a valid and perfected security interest in all of the Seller's right, title and interest in, to and under all Receivables now existing or hereafter arising, the Collections, each Designated Account, all Designated Account Property, all other Related Security, all other rights and payments relating to such Receivables, and all proceeds of any thereof prior to all other liens on and security interests therein to secure the prompt and complete payment of the Aggregate Unpaids. After an Servicer Default, the Agent and the Purchasers shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other applicable law, which rights and remedies shall be cumulative.

ARTICLE 1.1       Non-Recourse Obligations .
ARTICLE 1.2
(a) Notwithstanding anything to the contrary contained herein, the obligations of the Seller under the Transaction Documents are limited recourse obligations of the Seller and shall be payable only at such time as funds are available therefor thereunder from the Receivables, the Related Security, the Collections, the Designated Accounts and the other rights transferred to the Seller pursuant to the Sale Agreement or specified in this Agreement, and, to the extent funds are not so available to pay such obligations, the claims relating thereto shall not constitute a claim against the Seller but shall continue to accrue.

(a) The Seller shall be liable in accordance with this Agreement and the other Transaction Documents only to the extent of the obligations in this Agreement or any other Transaction Documents specifically undertaken by the Seller. (b) (c)
(d)
                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

                                NAVISTAR FINANCIAL RETAIL
                                RECEIVABLES CORPORATION


                                By:

                                Name:  ________________________________
                                Title:  _________________________________
                                Address:    c/o Navistar Financial Corporation
                                                2850 West Golf Road
                                                Rolling Meadows, IL 60008
                                                Fax:     (847) 734-4090

                                NAVISTAR FINANCIAL CORPORATION


                                By:

                                Name:  ________________________________
                                Title:  _________________________________
                                Address:    2850 West Golf Road
                                            Rolling Meadows, IL 60008
                                            Fax:     (847) 734-4090

                                FALCON ASSET
                                SECURITIZATION CORPORATION


                                By:

                                Name:  ________________________________
                                Title:  _________________________________
                                Address:    c/o Bank One, NA
                                            (Main Office Chicago)
                                            Asset Backed Finance
                                            Mail Code IL1-0079,1-19
                                            1 Bank One Plaza
                                            Chicago, IL 60670-0079
                                            Fax:     (312) 732-1844

                                INTERNATIONAL SECURITIZATION
                                CORPORATION


                                By:

                                Name:  ________________________________
                                Title:  _________________________________
                                Address:       c/o Bank One, NA
                                               (Main Office Chicago) as Agent
                                               Asset Backed Finance
                                               Mail Code IL1-0079, 1-19
                                               1 Bank One Plaza
                                               Chicago, IL 60670-0079
                                               Fax:     (312) 732-1844

                                BANK ONE, NA, (MAIN OFFICE CHICAGO)
                                as a Financial Institution, as Agent and as Securities Intermediary


                                By:

                                Name:  ________________________________
                                Title:  _________________________________
                                Address:       Bank One, NA
                                               (Main Office Chicago)
                                               Asset Backed Finance
                                               Mail Code IL1-0596
                                               1 Bank One Plaza
                                               Chicago, IL 60670-0596
                                               Fax:     (312) 732-4487

                                    EXHIBIT I

                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Accounting Date" shall mean, with respect to a Settlement Date, the last day of the related Monthly Period.

         "Accrual Period" means each calendar month, provided that the initial Accrual Period hereunder means the period from (and including) the date of the initial purchase hereunder to (and including) the last day of the calendar month thereafter.

         "Acquisition Amount" means, on the date of any purchase from a Company of Purchaser Interests pursuant to Section 13.1, (a) with respect to any Financial Institution other than Bank One and other than any Unconditional Liquidity Provider, (but including Bank One if it is at any time a Terminating Financial Institution) the lesser of (i) such Financial Institution's Pro Rata Share of the sum of (A) the lesser of (1) the Adjusted Liquidity Price of each such Purchaser Interest and (2) the Capital of each such Purchaser Interest and
(B) all accrued and unpaid CP Costs for each such Purchaser Interest and (ii) such Financial Institution's unused Commitment, (b) with respect to each Unconditional Liquidity Provider, the lesser of (x) such Unconditional Liquidity Provider's Pro Rata Share of the sum of (1) the Capital of each such Purchaser Interest and (2) all accrued and unpaid CP Costs for each such Purchaser Interest and (y) such Unconditional Liquidity Provider's unused Commitment and
(c) with respect to Bank One solely in the instance of a purchase from such Company of Purchaser Interests by all of the Financial Institutions, the difference between (a) the Company Transfer Price and (b) the aggregate amount payable by all other Financial Institutions on such date pursuant to clauses (a) and (b) above.

         "Actual Payment"shall mean with respect to a Settlement Date and to a Receivable, all payments received by the Servicer from or for the account of the Obligor during the related Monthly Period (and, in the case of the first Settlement Date, all payments received by the Servicer from or for the account of the Obligor on or after the Cutoff Date) except for any Overdue Payments or Supplemental Servicing Fees.

         "Adjusted Funded Amount" means, in determining the Company Transfer Price for any Purchaser Interest, an amount equal to the sum of (a) the Adjusted Liquidity Price of each such Purchaser Interest and (b) an amount equal to each Unconditional Liquidity Provider's Pro Rata Share of the difference between (i) the Adjusted Liquidity Price of each such Purchaser Interest and (ii) the Capital of each such Purchaser Interest.

         "Adjusted Liquidity Price" means, in determining the Company Transfer Price for any Purchaser Interest on any date, an amount equal to

[OBJECT OMITTED]




where:

                  PI       =   the undivided  percentage interest evidenced
                               by such Purchaser Interest on such date.

                  ARB      =   the  Aggregate  Receivables  Balance as of
                               the Accounting Date related to the most recent Settlement Date.

                  RAF      =   the amount of funds on deposit in the Reserve
                               Account on such date.

                  DC       =   any accrued but unpaid Warranty Payments,
                               Administrative Purchase Payments and
                               Optional Purchase Proceeds.

Each of the foregoing shall be determined from the most recent Monthly Report received from the Servicer.

         "Administrative Purchase Payment" shall mean, with respect to a Settlement Date and to an Administrative Receivable purchased as of the related Accounting Date, a release of all claims for reimbursement of Monthly Advances made on such Administrative Receivable plus a payment equal to the sum of (i) the sum of the Scheduled Payments on such Administrative Receivable due after the Accounting Date minus the Rebate, (ii) any reimbursement made pursuant to the last sentence of Section 8.7 of this Agreement with respect to such Receivable, and (iii) all past due Scheduled Payments with respect to which a Monthly Advance has not been made.

         "Administrative Receivable" shall mean, a Receivable which the Servicer is required to purchase as of an Accounting Date pursuant to Section 7.2(f) of this Agreement or which the Servicer has elected to repurchase as of an Accounting Date pursuant to Section 2.4 of this Agreement.

         "Adverse Claim" means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person.

         "Affected Financial Institution" has the meaning specified in Section 12.1(c).

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "Agent" has the meaning set forth in the preamble to this Agreement.

         "Agreement" means this Receivables Purchase Agreement, as it may be amended or modified and in effect from time to time.

         "Aggregate Capital" means, on any date of determination, the aggregate amount of Capital of all Purchaser Interests outstanding on such date.

         "Aggregate  Losses" means, with respect to a Monthly Period, the sum of
(i) the aggregate of the Receivable Balances of all Receivables newly designated during such Monthly Period as Liquidating Receivables, plus (ii) the aggregate principal portion of Scheduled Payments due but not received with respect to all such Receivables prior to the date any such Receivable was designated a Liquidating Receivable minus (iii) Liquidation Proceeds collected during such Monthly Period with respect to all Liquidating Receivables.

         "Aggregate Receivables Balance" means as of any date, the sum of the Receivable Balances of all outstanding Receivables (other than Liquidating Receivables).

         "Aggregate Unpaids" means, at any time, an amount equal to the sum of all accrued and unpaid fees under the Fee Letter, CP Costs, Yield, Capital and all other unpaid Obligations (whether due or accrued) at such time.

         "Allocated CP Costs," with respect to a Purchaser Interest, means the CP Costs accrued and allocated to such Purchaser Interest as set forth in
Section 3.1.

         "Annual Percentage Rate" or "APR" of a Receivable shall mean the annual rate of Finance Charges stated in the Receivable.

         "Approved Unconditional Liquidity Provider" means an Unconditional Liquidity Provider which has received approval from S&P and Moody's to be relieved from any obligation to pay amounts as a Non-Defaulting Financial Institution pursuant to Section 13.5 hereof.

         "Assignment Agreement" has the meaning set forth in Section 12.1(b).

         "Authorized Officer" shall mean, with respect to any Seller Party, its respective controller, treasurer, chief financial officer, or president.

         "Available Amount" shall mean, with respect to a Settlement Date, the sum of the Collected Interest and the Collected Principal for such Settlement Date.

         "Bank One" means Bank One, NA (Main Office Chicago), in its individual capacity and its successors.

         "Base Rate" means a rate per annum equal to the corporate base rate, prime rate or base rate of interest, as applicable, announced by the Bank One or Bank One Corporation from time to time, changing when and as such rate changes.

         "Basic Servicing Fee" shall mean, with respect to a Monthly Period, the fee payable to the Servicer for services rendered during such Monthly Period, which shall be equal to one-twelfth of the Basic Servicing Fee Rate multiplied by the Aggregate Receivables Balance as of the first day of such Monthly Period.

         "Basic Servicing Fee Rate" shall mean 1.0% per annum.

         "Broken Funding Costs" means for any Purchaser Interest that (i) is assigned under Article XIII, (ii) does not become the subject of a Clean-up Call following delivery of the Clean-up Call Notice or (iii) is terminated prior to the date on which it was originally scheduled to end, an amount equal to the excess, if any, of (A) the CP Costs or Yield (as applicable) that would have accrued during the remainder of the Tranche Periods or the tranche periods for Commercial Paper determined by the Agent to relate to such Purchaser Interest (as applicable) subsequent to the date of such assignment or termination (or, in the case of such Clean-up Call, the date on which such Clean-up Call was to have occurred pursuant to the Clean-up Call Notice) of the Capital of such Purchaser Interest if such Clean-up Call, assignment or termination had not occurred or if such Clean-up Cell Notice had not been delivered, over (B) the sum of (x) to the extent all or a portion of such Capital is allocated to another Purchaser Interest, the amount of CP Costs or Yield actually accrued during the remainder of such period on such Capital for the new Purchaser Interest, and (y) to the extent such Capital is not allocated to another Purchaser Interest, the income, if any, actually received during the remainder of such period by the holder of such Purchaser Interest from investing the portion of such Capital not so allocated. In the event that the amount referred to in clause (B) exceeds the amount referred to in clause (A), the relevant Purchaser or Purchasers agree to pay to Seller the amount of such excess. All Broken Funding Costs shall be due and payable hereunder upon demand.

         "Business Day" means any day on which banks are not authorized or required to close in New York, New York or Chicago, Illinois and The Depository Trust Company of New York is open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to the LIBO Rate, any day on which dealings in dollar deposits are carried on in the London interbank market.

         "Capital" of any Purchaser Interest means, at any time, (A) the Purchase Price of such Purchaser Interest, minus (B) the amounts applied pursuant to clauses (v) and (ix) of Section 2.1(c) to reduce the Capital of such Purchaser Interest in accordance with the terms and conditions of this Agreement; provided that such Capital shall be restored (in accordance with Section 2.4) in the amount of any Collections or other payments so received and applied if at any time the distribution of such Collections or payments are rescinded, returned or refunded for any reason.

         "Collected Interest" shall mean, with respect to any Settlement Date, the sum of the following amounts with respect to the related Monthly Period, in each case computed in accordance with the actuarial method: (i) that portion of all collections on Receivables (other than Liquidating Receivables) allocable to interest or Prepayment Surplus, (ii) that portion of all Liquidation Proceeds allocable to interest in accordance with the Servicer*s Customary Servicing Procedures, (iii) that portion of all Monthly Advances allocable to interest,
(iv) that portion of all Warranty Payments, Administrative Purchase Payments or the Optional Purchase Proceeds allocable to accrued interest or Prepayment Surplus, (v) all amounts received on the related Cap Payment Date pursuant to any Satisfactory Cap (as such terms are defined in the Hedging Letter) purchased as provided in the Hedging Letter, and (vi) any Investment Earnings funds invested in Eligible Investments in the Collection Account and Reserve Account; minus an amount equal to the sum of (x) all amounts received on any Receivable (other than a Liquidating Receivable) to the extent of the aggregate Outstanding Monthly Advances of interest with respect to such Receivable and (y) Liquidation Proceeds with respect to a particular Receivable to the extent of the Outstanding Monthly Advances of interest thereon.

         "Collected Principal" shall mean, with respect to any Settlement Date, the sum of the following amounts with respect to the related Monthly Period in each case computed in accordance with the actuarial method: (i) that portion of all collections on Receivables (other than Liquidating Receivables) allocable to principal, (ii) that portion of Liquidation Proceeds allocable to principal in accordance with the Servicer*s Customary Servicing Procedures, (iii) that portion of all Monthly Advances allocable to principal, (iv) that portion of all Warranty Payments, Administrative Purchase Payments or the Optional Purchase
Proceeds allocable to principal, and (v) that portion of all Prepayments allocable to principal; less an amount equal to the sum of (x) amounts received on any Receivable (other than a Liquidating Receivable) to the extent of the aggregate Outstanding Monthly Advances of principal with respect to such Receivable and (y) Liquidation Proceeds with respect to a particular Receivable to the extent of the Outstanding Monthly Advances of principal and amounts representing reimbursement for Liquidation Expenses with respect to such Receivables pursuant to this Agreement.

         "Collection Account" shall mean the account designated as such, established and maintained pursuant to Section 1.4 hereof.

         "Collections" shall mean all cash collections and other cash proceeds of the Receivables (other than Supplemental Servicing Fees) received by the Servicer or in the Collection Account, including, without limitation, (a) Collected Interest, (b) Collected Principal and (c) recoveries and cash proceeds of Related Security with respect to the Receivables.

         "Commercial Paper" shall mean, collectively, the short-term promissory notes of any Company issued by any Company in the United States commercial paper market.

         "Commitment" means, for each Financial Institution, the commitment of such Financial Institution to purchase Purchaser Interests from the Companies, in an amount not to exceed, (i) in the aggregate, the amount set forth opposite such Financial Institution's name on Schedule A to this Agreement, as such amount may be modified in accordance with the terms hereof (including, without limitation, any termination of Commitments pursuant to Section 13.6 hereof) and
(ii) with respect to any individual purchase hereunder, its Pro Rata Share of the Purchase Price therefor. Without limiting the foregoing, the aggregate Commitments shall be reduced on each Settlement Date in an amount equal to the amount of Capital paid to the Agent on such date.

         "Company" has the meaning set forth in the preamble to this Agreement.

         "Company Residual" means the sum of the Company Transfer Price
            Reductions.

         "Company Transfer Price" means, with respect to the assignment by a Company of one or more Purchaser Interests to the Agent for the benefit of the Financial Institutions pursuant to Section 13.1, the sum of (i) the lesser of
(a) the Capital of each such Purchaser Interest and (b) the Adjusted Funded Amount of each such Purchaser Interest and (ii) all accrued and unpaid CP Costs for each such Purchaser Interest.

         "Company Transfer Price Deficit" has the meaning set forth in Section 13.5.

         "Company Transfer Price Reduction" means in connection with the assignment of a Purchaser Interest by any Company to the Agent for the benefit of the Financial Institutions, the positive difference between (i) the Capital of such Purchaser Interest and (ii) the Adjusted Funded Amount for such Purchaser Interest.

         "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.

         "Contract" means, with respect to any Receivable, the retail note or any other documentation which evidences such Receivable.

         "Conversion Date" means the earlier of March 31, 2000, or the date declared by the Servicer, with ten (10) Business Days prior notice to the Agent.

         "CP Costs" means, for each day for a Company, the sum of (i) discount accrued on Pooled Commercial Paper issued by such Company on such day for a Company, plus (ii) any and all accrued commissions in respect of placement agents and Commercial Paper dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase facilities which are funded by such Pooled Commercial Paper for such day, minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase facilities funded substantially with such Pooled Commercial Paper, minus (v) any payment received on such day net of expenses in respect of broken funding costs related to the prepayment of any receivables interest of the Companies pursuant to the terms of any receivable purchase facilities funded substantially with Pooled Commercial Paper.

         "Custodian" shall mean NFC, as Servicer, or another custodian named from time to time in the Custodian Agreement.

         "Custodian Agreement" shall mean the Custodian Agreement, dated as of November 12, 1999, between the Custodian and the Seller, as amended, modified or supplemented from time to time.

         "Customary   Servicing   Procedures"  means  the  material  aspects  of
Servicer's customary servicing procedures disclosed by the Servicer to the Agent at the due diligence review conducted by the Agent on October 21, 1999.

         "Cutoff Date" shall mean October 1, 1999.

         "Dealer" shall mean (i) a Person with whom NITC has a valid dealer sales/maintenance agreement to sell NITC vehicles, (ii) a Person with whom NFC has an agreement to extend new or used truck floor plan financing terms or (iii) a truck, bus, or trailer equipment manufacturer with whom NITC has a valid agreement to sell NITC vehicles.

         "Dealer Liability" shall mean, with respect to a Receivable, all rights, claims and actions of NFC against the Dealer which originated the Receivable or which sold the Financed Vehicles(s) which gave rise to such Receivable and any successor Dealer for recourse or reimbursement of any losses, costs or expenses arising as a result of a default by the Obligor on such Receivable.

         "Default Fee" means with respect to any amount due and payable by Seller in respect of any Aggregate Unpaids, an amount equal to interest on any such unpaid Aggregate Unpaids at a rate per annum equal to 2% above the Base Rate.

         "Delinquency Percentage" shall mean, with respect to a Settlement Date, the aggregate Remaining Gross Balances of all outstanding Receivables which are 61 days or more past due as of the related Accounting Date, as determined in accordance with the Servicer*s normal practices, expressed as a percentage of the aggregate Remaining Gross Balances of all outstanding Receivables on such Accounting Date.

         "Designated Account" means each of the Collection Account, the Hedge Account, and the Reserve Account.

         "Designated Account Property" shall mean the Designated Accounts, all amounts, investments, and other property held from time to time in the Designated Accounts (whether held in the form of deposit accounts, book-entry securities, instruments, cash, uncertificated securities or otherwise), and all proceeds of the foregoing.

         "Determination Date," with respect to a Settlement Date, shall mean the day that is three (3) Business Days prior to such Settlement Date.

         "Discount Rate" means, the LIBO Rate or the Base Rate, as applicable, with respect to each Purchaser Interest of the Financial Institutions.

         "Eligible Account" shall mean either (i) a segregated trust account with the trust department of a depository institution organized under the laws of the United States of America or any State thereof or the District of Columbia (or any domestic branch of a foreign bank), having a long-term deposit rating of at least Baa3 by Moody*s, having trust powers and acting as trustee for funds deposited in such account, or (ii) a segregated deposit account with a depository institution organized under the laws of the United States of America or any State thereof (or any domestic branch of a foreign bank) the long-term deposit obligations of which are rated A3 or higher by Moody*s and the short-term debt obligations of which are rated "A-1" by S&P and "P-1" by Moody*s.

         "Eligible Investments" shall mean any of the following:

         (a) Negotiable instruments or securities represented by instruments in bearer or registered or in book-entry form which evidence (i) obligations fully guaranteed by the United States of America; (ii) time deposits in, or bankers acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the time of investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Moody*s and S&P of at least "P-l" and "A-1", respectively, in the case of the certificates of deposit or short-term deposits, or a rating not lower than one of the two highest investment categories granted by Moody*s and by S&P; (iii) certificates of deposit having, at the time of investment or contractual commitment to invest therein, a rating from Moody*s and S&P of at least "P-1" and "A-1", respectively; or (iv) investments in money market funds rated in the highest investment category or otherwise approved in writing by the applicable rating agencies;
         (b) Demand deposits in any depositary institution or trust company referred to in (a)(ii) above;

         (c) Commercial paper (having original or remaining maturities of no more than 30 days) having, at the time of investment or contractual commitment to invest therein, a credit rating from Moody*s and S&P of at least "P- 1" and "A-1", respectively;

         (d) Eurodollar time deposits having a credit rating from Moody*s and S&P of at least "P-1" and "A-1", respectively;

         (e) Repurchase agreements involving any of the Eligible Investments described in clauses (a)(i), (a)(iii) and (d) of this definition so long as the other party to the repurchase agreement has at the time of investment therein, a rating from Moody*s and S&P of at least "P-1" and "A-1", respectively;

         (f) Commercial paper master notes having, at the time of the investment or contractual commitment to invest therein, a credit rating from Moody*s and S&P of at least "P-1" and "A-1", respectively; and

         (g) Any other investment permitted by each of the Agent and the Rating Agencies.

         "ERISA" means The Employment Retirement Income Security Act of 1974, as amended from time to time.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Facility Fee" shall mean, with respect to a Monthly Period, a fee payable to Agent in the amount specified in the Fee Letter.

         "FALCON" has the meaning set forth in the preamble to this Agreement.

         "Fee Letter" means that certain letter agreement dated as of the date hereof among the Seller, the Originator and the Agent, as it may be amended or modified and in effect from time to time.

         "Finance Charges" means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

         "Financed Vehicle" means a new or used medium or heavy duty truck, bus or trailer, together with any accessions thereto which were financed by NFC, securing an Obligor*s indebtedness under a Receivable. A Receivable may be secured by one or more Financed Vehicles.

         "Financial Asset" has the meaning given such term in Article 8 of the UCC. As used herein, the Financial Asset "related to" a Security Entitlement is the Financial Asset in which the entitlement holder (as defined in Article 8 of the UCC) holding such Security Entitlement has the rights and property interest specified in Article 8 of the UCC.

         "Financial Institutions" has the meaning set forth in the preamble in this Agreement.

         "Full Prepayment" shall mean, with respect to a Settlement Date, that portion of an Actual Payment (other than the Scheduled Payment), which with respect to (i) any Receivable, is sufficient to prepay such Receivable in full (after application of the Scheduled Payment), or (ii) a Receivable secured by multiple Financed Vehicles, equals the unpaid principal amount of the Receivable relating to any Financed Vehicle, as determined by the Servicer in accordance with its customary servicing procedures; provided, however, that any such prepayment with respect to one or more Financed Vehicles securing the same Receivable will not result in a write-down or other reduction of the principal balance of such Receivable in respect of the remaining Financed Vehicles.

         "Funding   Agreement"   means  this  Agreement  and  any  agreement  or
instrument executed by any Funding Source with or for the benefit of a Company.

         "Funding Source" means (i) any Financial Institution or (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to a Company.

         "Guaranties" shall mean, with respect to any Receivable, personal or commercial guaranties of an Obligor's performance with respect thereto.

         "Hedge Account" shall mean the account designated as such, established and maintained pursuant to Section 1.4 hereof.

         "Hedging Letter" means the letter agreement regarding Hedging dated the date hereof between the Agent and the Seller, as it may be modified or amended and in effect from time to time.

         "Hedge Distributable Amount" has the meaning specified in the Hedging Letter.

         "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) capitalized lease obligations, (vi) net liabilities under interest rate swap, exchange or cap agreements, (vii) Contingent Obligations and
(viii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

         "Initial Aggregate Receivables Balance" shall mean the sum of the Initial Receivable Balances of the Receivables as of the Cutoff Date, which is $533,279,698.52.
         "Initial Gross Receivable Balance" shall mean, with respect to any Receivable as of the Cutoff Date, the Initial Receivable Balance plus, in the case of Receivables classified by the Servicer as "finance charge included contracts," the Finance Charges included in the Scheduled Payments due on or after the Cutoff Date.

         "Initial Receivable Balance" shall mean, with respect to a Receivable, the aggregate principal amount advanced under such Receivable toward the purchase price of the Financed Vehicle or Financed Vehicles, including insurance premiums, service and warranty contracts, federal excise and sales taxes and other items customarily financed as part of such Receivables and related costs, less payments received from the Obligor prior to the Cutoff Date with respect to such Receivable allocable on the basis of the actuarial method to principal.

         "Initial Reserve Account Deposit" shall mean, with respect to the date of this Agreement, $37,329,578.90.

         "Insurance Policy" shall mean, with respect to a Receivable, an insurance policy covering physical damage, credit life, credit disability, theft, mechanical breakdown or similar event to each Financed Vehicle securing such Receivable.

         "Insurance Proceeds" shall mean, with respect to any Receivable, proceeds of any Insurance Policy with respect to such Receivable.

         "Investment Earnings" means investment earnings on funds deposited in the Designated Accounts, net of losses and investment expenses, during the applicable Monthly Period.

         "ISC" has the meaning set forth in the preamble to this Agreement.

         "LIBO Rate" means the rate per annum equal to the sum of (i) (a) the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of the relevant Tranche Period, and having a maturity equal to such Tranche Period, provided that, (i) if Reuters Screen FRBD is not available to the Agent for any reason, the applicable LIBO Rate for the relevant Tranche Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Tranche Period, and having a maturity equal to such Tranche Period, and (ii) if no such British Bankers' Association Interest Settlement Rate is available to the Agent, the applicable LIBO Rate for the relevant Tranche Period shall instead be the rate determined by the Agent to be the rate at which Bank One offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Tranche Period, in the approximate amount to be funded at the LIBO Rate and having a maturity equal to such Tranche Period, divided by (b) one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against the Agent in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to such Tranche Period plus (ii) .50% per annum. The LIBO Rate shall be rounded, if necessary, to the next higher 1/16 of 1%.

         "Lien" shall mean, any security interest, lien, charge, pledge, equity or encumbrance of any kind other than liens for taxes not yet due and payable, mechanics' liens, any liens that attach by operation of law, and any liens being contested by appropriate measures.

         "Liquidating Receivable" shall mean a Receivable (i) as to which the Servicer (a) has reasonably determined, in accordance with its Customary Servicing Procedures, that eventual payment of amounts owing on such Receivable is unlikely, or (b) has repossessed the Financed Vehicle or all Financed Vehicles securing the Receivable or (ii) as to which any related Scheduled Payment is at least 210 days overdue.

         "Liquidation Expenses" shall mean, with respect to a Liquidating Receivable, an amount not to exceed $750 (or such greater amount as the Servicer actually incurs in accordance with its Customary Servicing Procedures to refurbish and dispose of a repossessed Financed Vehicle) as an allowance for amounts charged to the account of the Obligor, in keeping with the Servicer*s customary procedures, for repossession, refurbishment and disposition of the Financed Vehicle including out-of-pocket costs related to the liquidation.

         "Liquidation Proceeds" shall mean, with respect to a Liquidating Receivable, all amounts realized with respect to such Receivables, including benefits of any lease assignments, Insurance Proceeds, proceeds from any Dealer Liability, proceeds from any NITC Purchase Obligations and proceeds from any Guaranties, net of amounts that are required to be refunded to the Obligor on such Receivable.

         "Material Adverse Change" means (i) a material adverse change in (i) the financial condition or operations of any Seller Party and its Subsidiaries,
(ii) the ability of any Seller Party to perform its obligations under this Agreement or any other Transaction Document, (iii) any Purchaser's interest in the Receivables generally or any significant portion of the Receivables, the Related Security or the Collections, or (iv) the collectibility of the Receivables generally or of a material portion of the Receivables.

         "Monthly Advance" shall mean the amount, as of an Accounting Date, which the Servicer is required to advance on the respective Receivable pursuant to Section 8.7 of this Agreement.

         "Monthly Period" shall mean, with respect to a Determination Date and a Settlement Date, the calendar month preceding the month in which such date occurs.

         "Monthly Principal Distributable Amount" shall mean, with respect to any Settlement Date, the sum of: (i) the principal portion of all Scheduled Payments due with respect to the related Monthly Period on the Receivables (other than Liquidating Receivables), (ii) the principal portion of all Prepayments received during the related Monthly Period (except to the extent included in (i) above) and (iii) the Receivable Balance of each Receivable that the Servicer purchased, the Seller repurchased or that became a Liquidating Receivable during the related Monthly Period (except to the extent included in (i) or (ii) above).

         "Monthly Report" means a report, in substantially the form of Exhibit VI hereto (appropriately completed), furnished by the Servicer to the Agent pursuant to Section 2.5.

         "Moody's" means Moody's Investors Service, Inc., or its successor.

         "NFC Change of Control" means any circumstance under which, NFC (or, if NFC has engaged in a transaction described in Section 8.16, the successor entity) no longer is a direct or indirect Subsidiary of NIC.

         "NFRRC Change of Control" means any circumstance under which NFRRC no longer is a direct or indirect Subsidiary of NIC.

         "NIC" means Navistar International Corporation, a Delaware corporation.

         "NIC Change of Control" means the occurrence of one or more of the following events: (i) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), other than employee or retiree benefit plans or trusts sponsored or established by NIC or NITC, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of NIC representing 35% or more of the combined voting power of NIC's then outstanding voting stock; (ii) the following individuals cease for any reason to constitute more than two-thirds of the number of directors then serving on the board of directors (the "Board of Directors"): individuals who, on the date hereof, constitute the Board of Directors of NIC and any new director (other than a director whose initial assumption of the office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of NIC) whose appointment or election by the Board of Directors or nomination for election by NIC's stockholders was approved (A) by the vote of at least a majority of the directors then still in office or whose appointment, election or nomination was previously so approved or recommended or
(B) with respect to directors whose appointment of election to the Board of Directors was made by the holders of NIC's nonconvertible junior preference stock, series B, by the holders of such preference stock; (iii) the shareholders of NIC shall approve any Plan of Liquidation; (iv) NIC consolidates with or merges with or into another Person, other than a merger or consolidation of NIC in which the holders of the common stock of NIC outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the common stock of the surviving corporation immediately after such consolidation or merger; (v) NIC or any subsidiary of NIC, directly or indirectly, sells, assigns, conveys, transfers, leases or otherwise disposes of, in one transaction or a series of related transactions, all or substantially all of the property or assets of NIC and the subsidiaries of NIC (determined on a consolidated basis) to any Person (other than to a Permitted Joint Venture entered into in full compliance with all transaction documents supporting NIC's issuance of public debt); provided that neither (x) the merger of a subsidiary of NIC into NIC or into any other subsidiary of NIC nor (y) a series of transactions involving the sale of receivables or interests therein in the ordinary course of business by a NIC subsidiary in connection with an asset securitization transaction, shall be deemed to be a NIC Change of Control.

         For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more subsidiaries of NIC, the capital stock of which constitutes all or substantially all of the properties and assets of NIC, shall be deemed to be the transfer of all or substantially all of the properties and assets of NIC.

         "NITC" shall mean Navistar International Transportation Corp., a Delaware corporation, and its successors and assigns.

         "NITC Purchase Obligations" shall mean certain obligations of NITC, subject to limitations, to purchase Financed Vehicles securing Liquidating Receivables pursuant to Article VI, "NFC/NITC Retail Repossession Purchase and Remarketing Agreement" and other provisions of the Master Intercompany Agreement by and between NFC and NITC dated as of April 26, 1993, as such Master Intercompany Agreement may be amended, supplemented, restated or otherwise modified.

         "Non-Defaulting  Financial  Institution"  has  the meaning set forth in
Section 13.5.

         "Non-Renewing  Financial  Institutions"  has  the  meaning set forth in
Section 13.6(a).

         "Obligations"  means (i) the Facility Fee, (ii) all Allocated CP Costs,
(iii) all amounts payable as Yield, (iv) all amounts payable pursuant to Article X, if any, (v) the Total Servicing Fee, (vi) all Broken Funding Costs, (vii) all Default Fees, (viii) all Warranty Payments, and (ix) all Optional Purchase Proceeds. Unless otherwise specified herein, all Obligations which arise during a Monthly Period and of which the Servicer has been notified on or before the tenth day of the month following the end of such Monthly Period shall be payable on the Settlement Date related to such Monthly Period out of (and to the extent of) funds available for such purpose as specified in Section 2.1(c).

         "Obligor" means, with respect to any Receivable, the purchaser or any co-purchaser of the related Financed Vehicle or Financed Vehicles or any other Person, other than the maker of any Guaranty, who owes payments under a Receivable.

         "Optional Purchase Proceeds" has the meaning it is given in Section
            2.4.

         "Originator" means NFC, in its capacity as Seller under the Sale Agreement.

         "Outstanding Monthly Advances" shall mean, of an Accounting Date with respect to a Receivable, the sum of all Monthly Advances made as or of the Accounting Date minus all payments or collections as of or prior to such Accounting Date which are specified in Section 8.7 of this Agreement as reducing Outstanding Monthly Advances with respect to such Receivable.

         "Overdue Payment" shall mean, with respect to a Settlement Date and to a Receivable, all payments received during the related Monthly Period in excess of any Supplemental Servicing Fees, to the extent of the Outstanding Monthly Advances relating to such Receivable.

         "Partial Prepayment" shall mean, with respect to a Settlement Date and to any Receivable, the portion of an Actual Payment in excess of the Scheduled Payment which equals one or more future Scheduled Payments but does not constitute a Full Prepayment and results in a Rebate in accordance with the Servicer*s Customary Servicing Procedures.

         "Participant" has the meaning set forth in Section 12.2.

         "Permitted Joint Venture" means any Person which is, directly or indirectly, through its subsidiaries or otherwise, engaged principally in any business in which NIC is engaged, or a reasonably related business, and the capital stock of which is owned by NIC and one or more Persons other than NIC or any affiliate of NIC.

         "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, limited liability company, joint venture or other entity, or a government or any political subdivision or agency thereof.

         "Plan of Liquidation" means, with respect to any Person, a plan (including by operation of law) that provides for, contemplates or the
effectuation   of  which  is  preceded  or   accompanied   by  (whether  or  not
substantially contemporaneously) (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the referenced Person and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of the referenced Person to holders of capital stock of the referenced Person.

         "Pooled Commercial Paper" means Commercial Paper notes of a Company subject to any particular pooling arrangement by such Company, but excluding Commercial Paper issued by such Company for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by such Company.

         "Potential Servicer Default" means an event which with the passage of time or the giving of notice, or both, would constitute a Servicer Default.

         "Prepayment" shall mean, with respect to a Settlement Date and to a Receivable, the portion of an Actual Payment in excess of the Scheduled Payment.
         "Prepayment Surplus" shall mean, with respect to any Settlement Date on which a Prepayment is to be applied with respect to a Receivable, that portion of such Prepayment, net of any Rebate to the Obligor of the portion of the Scheduled Payments attributable to unearned Finance Charges, which is not allocable to principal in accordance with the actuarial method.

         "Principal Carryover Distributable Amount" shall mean, with respect to any Settlement Date, the excess of the Principal Distributable Amount with respect to the immediately preceding Settlement Date over the amount that was actually paid to the Agent to reduce the Capital on such immediately preceding Settlement Date.

         "Principal Distributable Amount" shall mean, with respect to any Settlement Date, the sum of the Monthly Principal Distributable Amount and the Principal Carryover Distributable Amount with respect to such Settlement Date, not to exceed the Aggregate Capital outstanding as of that Settlement Date.

         "Pro Rata Share" means, for each Financial Institution, a percentage equal to (i) the Commitment of such Financial Institution, divided by (ii) the aggregate amount of all Commitments of all Financial Institutions hereunder, adjusted as necessary to give effect to the application of the terms of Sections
13.5 or 13.6.

         "Purchase Price" means the amount of consideration paid for each Purchaser Interest hereunder.

         "Purchaser" means FALCON, ISC or a Financial Institution, as applicable.

         "Purchaser Interest" means, at any time, an undivided percentage ownership interest (computed as set forth below) associated with a designated amount of Capital, selected pursuant to the terms and conditions hereof in (i) each and every Receivable identified on the Schedule of Receivables, (ii) all Related Security with respect to each such Receivable, and (iii) all Collections with respect to, and other proceeds of, each such Receivable. Each such undivided percentage interest shall equal:
                  C
              -----------

                  ARB

         where:

                  C        =     the Capital of such Purchaser Interest.

                  ARB      =     the Aggregate Receivables Balance.

Such undivided percentage ownership interest shall be initially computed on its date of purchase. Thereafter, each Purchaser Interest shall be automatically recomputed (or deemed to be recomputed) on each date.)

         "Purchasing Financial Institution" has the meaning set forth in Section 12.1(b).

         "Rebate" shall mean, with respect to a given date and to a Receivable, the rebate under such Receivable that is or would be payable to the Obligor for unearned Finance Charges or any other charges that are or would be subject to a rebate to the Obligor upon the payment of a Partial Prepayment or a Full Prepayment.

         "Rating Agency" shall mean S&P, Moody's and any other rating agency rating the Commercial Paper at the request of the Seller.

         "Receivable" shall mean the indebtedness and other obligations owed under one of the retail loans evidenced by a note or any other documentation and secured by one or more new or used medium or heavy duty trucks, buses or trailers, which loan is identified on the Schedule of Receivables, whether constituting an account, chattel paper, instrument or general intangible, and includes, without limitation, the obligation to pay any Finance Charges with respect thereto.

         "Receivable Balance" shall mean, with respect to any Receivable, as of an Accounting Date, the Initial Receivable Balance thereof minus the sum of the following amounts, in each case computed in accordance with the actuarial method: (i) that portion of all Scheduled Payments allocated to principal due on or after the Cutoff Date and on or prior to the Accounting Date, (ii) that portion of all Warranty Payments or Administrative Purchase Payments allocated to principal, (iii) that portion of all Prepayments allocated to principal, and
(iv) that portion of the  following  received and  allocated to principal by the
Servicer: benefits of any lease assignments, proceeds from any Insurance Policies, Liquidation Proceeds, proceeds from any Dealer Liability, and proceeds from any NITC Purchase Obligations and proceeds from Guaranties.

         "Receivable File" shall mean the following documents pertaining to a particular Receivable:

         (a) the fully executed original of the retail note for each Receivable;

         (b)      documents evidencing or related to any Insurance Policy;

         (c) the original credit application of each Obligor, fully executed by each such Obligor on NFC's customary form, or on a form approved by NFC, for such application;

         (d) where permitted by law, the original certificate of title (when received) and otherwise such documents, if any, that NFC keeps on file in accordance with its Customary Servicing Procedures indicating that the Financed Vehicle is owned by the Obligor and subject to the interest of NFC as first lienholder or secured party; and
         (e) any and all other documents that NFC keeps on file in accordance with its Customary Servicing Procedures relating to the individual Receivable, Obligor or Financed Vehicle.

         "Records" means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

         "Reduction Percentage" means, for any Purchaser Interest acquired by the Financial Institutions from a Company for less than the Capital of such Purchaser Interest, a percentage equal to a fraction the numerator of which is the Company Transfer Price Reduction for such Purchaser Interest and the denominator of which is the Capital of such Purchaser Interest.

         "Reference Bank" means Bank One or such other bank as the Agent shall designate with the consent of Seller.

         "Regulatory Change" has the meaning set forth in Section 10.2(a).

         "Related Security" shall mean, with respect to the Receivables:

         (a) the security interests in the Financed Vehicles granted by Obligors under the terms of the Receivables and, to the extent permitted by law, any accessions thereto that are financed by NFC;

         (b) all other security interests or liens and property, if any, purporting to secure payment of such Receivable, whether pursuant to a Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable;

         (c) the benefits of any lease assignments with respect to the related Financed Vehicles;

         (d) any proceeds from any Insurance Policies with respect to the Receivables;

         (e) any proceeds from Dealer Liability with respect to the Receivables, proceeds from any NITC Purchase Obligations with respect to the Receivables (subject to the limitations set forth in Section 1.2(d)) and proceeds from any guaranties of Receivables;

         (f) all of the Seller's right, title and interest in, to and under the Sale Agreement, the Assignment of the Designated Receivables and the Related Security (as defined in the Sale Agreement) with respect to the Receivables and the Custodian Agreement, including the right of the Seller to cause NFC to perform its obligations thereunder (including the obligation to repurchase Receivables under certain circumstances);

         (g) all guaranties, letters of credit and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise (other than the NITC Purchase Obligations);

         (h)  all Records and Receivables Files relating to such Receivables;

         (i) all of the Seller's right, title and interest in the Designated Accounts and the monies therein; and

         (j)      all proceeds of any of the foregoing.

         "Remaining Gross Balance" shall mean, with respect to any Receivable (other than a Liquidating Receivable) and as of an Accounting Date, the Initial Gross Receivable Balance thereof minus the sum of (i) the portion of all Actual Payments with respect to such Receivable, (ii) any Warranty Payment or Administrative Purchase Payment with respect to any such Receivable, (iii) any Prepayments applied to reduce the Initial Gross Receivable Balance of any such Receivable and (iv) proceeds from any Insurance Policies with respect to such Receivable, plus for any Receivable not classified by the Servicer as a "finance charge - included contract," the portion of the payments specified in the preceding clauses (i), (ii), (iii) or (iv) above allocable in accordance with the actuarial method to Finance Charges; provided, however, that the Remaining Gross Balance of any Receivable that has been designated a Liquidating Receivable during the related Monthly Period shall equal zero.

         "Replacement Servicing Fees" has the meaning specified in Section 8.15.

         "Required Financial Institutions" means, at any time, (i) the Financial Institutions with Commitments in excess of 66-2/3% of the Purchase Limit and
(ii) the Agent.

         "Reserve   Account"   shall  mean  the  account   designated  as  such,
established and maintained pursuant to Section 1.4 hereof.

         "S&P" shall mean Standard & Poor*s Ratings Services, a division of The McGraw-Hill Companies, together with its successors.

         "Sale Agreement" means that certain Receivables Sale Agreement, dated as of November 10, 1999, between Originator and Seller, as the same may be amended, restated or otherwise modified from time to time.

         "Scheduled Payment" shall mean a payment which (i) is in the amount required under the terms of a Receivable in effect as of the Cutoff Date, except, in the case of any Receivable secured by more than one Financed Vehicle, for any changes in the terms of such Receivable resulting from a Full Prepayment with respect to any Financed Vehicle related thereto, (ii) is payable by the Obligor and (iii) includes Finance Charges equivalent to the Annual Percentage Rate. When "Scheduled Payment" is used with reference to a Settlement Date, it means the payment which is due in the related Monthly Period; provided, that in the case of the first Settlement Date, the Scheduled Payment shall include all such payments due from the Obligor on or after the Cutoff Date through the end of the Monthly Period related to the first Settlement Date.

         "Schedule of Receivables" shall mean the schedule of Receivables annexed to this Agreement as Schedule C.

         "Securities and Exchange Commission" shall mean the U.S. administrative
agency   charged   with  principal   responsibility  for   the  enforcement  and
administration of the federal securities laws.

         "Securities  Intermediary"  has the meaning  given such term in Section
2.7 of this Agreement.

         "Security Entitlement" has the meaning given such term in Section 8-102(a)(17) of the Illinois UCC.

         "Seller" has the meaning set forth in the preamble to this Agreement.

         "Seller Parties" has the meaning set forth in the preamble to this Agreement.

         "Servicer"  means at any time the Person  (which may be the Agent) then
authorized  pursuant  to  Article  VIII  to  service,   administer  and  collect
Receivables.

         "Servicer  Default" shall mean the occurrence of any event described in
Section 9.1 of this Agreement.

         "Settlement Date" means (A) the 18th day of each month (or, if such day is not a Business Day, then the next Business Day), and (B) the last day of the relevant Tranche Period in respect of each Purchaser Interest of the Financial Institutions.

         "Settlement Period" means (A) in respect of each Purchaser Interest of the Companies, the immediately preceding Accrual Period, and (B) in respect of each Purchaser Interest of the Financial Institutions, the entire Tranche Period of such Purchaser Interest.

         "Specified Hedge Account Balance" has the meaning set forth in the Hedging Letter.

         "Specified Reserve Account Balance" shall mean, with respect to any Settlement Date, the lesser of (i) the Aggregate Unpaids as of such Settlement Date, and (ii) the greater of:

         (a) 7.0% of the Aggregate Receivables Balance as of the close of business on the last day of the related Monthly Period, provided that if on any Settlement Date (i) the product (expressed as a percentage) of (A) twelve and
(B) a fraction, the numerator of which is equal to the sum of the Aggregate Losses plus Liquidation Proceeds for each of the Monthly Periods which are the fifth, fourth and third Monthly Periods preceding the Monthly Period in which such Settlement Date occurs, minus the sum of the Liquidation Proceeds for the Monthly Periods which are the first, second and third Monthly Periods preceding the Monthly Period in which such Settlement Date occurs, and the denominator of which is the sum of the Remaining Gross Balances of all outstanding Receivables as of the last day of each of the sixth, fifth and fourth Monthly Periods preceding the Monthly Period in which such Settlement Date occurs, exceeds 1.5% or (ii) the average of the Delinquency Percentages for the preceding three months exceeds 2.0%, then the percentage of the Aggregate Receivables Balance referred to this clause (a), shall be equal to 11.0%; and

         (b) 2.25% of the Initial Aggregate Receivables Balance.

         "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, association, joint venture, limited liability company or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of Seller.

         "Supplemental Servicing Fee" shall mean all late fees, prepayment charges and other administrative fees and expenses or similar charges allowed by applicable law with respect to the Receivables, collected (from whatever source) on the Receivables during the applicable Monthly Period.

         "Terminating  Financial  Institution"  has  the  meaning  set  forth in
Section 13.6(a).

         "Terminating Tranche" has the meaning set forth in Section 4.3(b).

         "Total Available Amount" shall mean, with respect to a Settlement Date, the sum of the Available Amount and the amount transferred to the Collection Account from the Reserve Account pursuant to Section 2.1(b)(ii).

         "Total Servicing Fee" shall mean the sum of the Basic Servicing Fee and any unpaid Basic Servicing Fees from all prior Settlement Dates.

         "Tranche" shall mean a portion of the Capital allocated to a Tranche Period pursuant to Section 4.3.

         "Tranche Period" means, with respect to any Purchaser Interest held by a Financial Institution:

         (a) if Yield for such Purchaser Interest is calculated on the basis of the LIBO Rate, a period of one, two, three or six months, or such other period as may be mutually agreeable to the Agent and Seller, commencing on a Business Day selected by Seller or the Agent pursuant to this Agreement. Such Tranche Period shall end on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Tranche Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such Tranche Period shall end on the last Business Day of such succeeding month; or

         (b) if Yield for such Purchaser Interest is calculated on the basis of the Base Rate, a period commencing on a Business Day selected by Seller and agreed to by the Agent, provided no such period shall exceed one month.

If any Tranche Period would end on a day which is not a Business Day, such Tranche Period shall end on the next succeeding Business Day, provided, however, that in the case of Tranche Periods corresponding to the LIBO Rate, if such next succeeding Business Day falls in a new month, such Tranche Period shall end on the immediately preceding Business Day.

         "Transaction Documents" means, collectively, this Agreement, the Sale Agreement, the assignment to be delivered to NFRRC by NFC thereunder, the Custodian Agreement, the Fee Letter, the Hedging Letter, the Bill of Sale and Assignment dated as of November 12, 1999 (the "TRIP Assignment") executed by Truck Retail Instalment Paper Corp., a Delaware corporation ("TRIP"), in favor of NFC, pursuant to which TRIP assigns certain Receivables secured by one or more Financed Vehicles, and the related rights and obligations and all other instruments, documents and agreements executed and delivered in connection herewith.

         "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

         "Uncertificated Security" shall mean, as of any date, has the meaning given to such term under the applicable UCC as in effect on such date.

         "Unconditional Liquidity Provider" means a Financial Institution that is identified by the Agent or by Bank One as an entity which will not under any circumstance receive any Company Transfer Price Reduction hereunder.

         "Warranty Payment" shall mean, with respect to a Settlement Date and to a Warranty Receivable repurchased as of the related Accounting Date, the sum of
(i) the sum of all remaining Scheduled Payments on such Warranty Receivable due after the Accounting Date, (ii) all past due Scheduled Payments with respect to which a Monthly Advance has not been made, (iii) any reimbursement made pursuant to the last sentence of Section 8.7 of this Agreement with respect to such Warranty Receivable, and (iv) all Outstanding Monthly Advances made on such
Warranty Receivable, minus (x) the rebate, calculated in accordance with the actuarial method, that would be payable to the Obligor on such Warranty Receivable were the Obligor to prepay such Receivable in full on such day and
(y) any Liquidation Proceeds (to the extent applied to reduce the Receivable Balance of such Warranty Receivable) previously received by the Purchasers with respect to such Warranty Receivable.

         "Warranty  Purchaser"  shall mean  either (i) the  Seller  pursuant  to
Section 7.1(i) of this Agreement or (ii) NFC pursuant to Section 5.04 of the Sale Agreement.

         "Warranty Receivable" shall mean a Receivable which the Warranty Purchaser has become obligated to repurchase pursuant to Section 7.1(i) of this Agreement or Section 5.04 of the Sale Agreement.

         "Year 2000 Plan" means a plan to prevent the Year 2000 Problem from having an adverse effect upon the business, financial condition, operations, property or prospects of a Person.

         "Year 2000 Problem" means, with respect to any Person, the risk that computer applications directly used by that Person cannot or will not: (a) handle date information involving any and all dates before, during and/or after January 1, 2000, including accepting input, providing output and performing date calculations in whole or in part; (b) operate accurately without interruption on and in respect of any and all dates before, during and/or after January 1, 2000; and (c) store and provide date input information without creating any ambiguity as to the century.

         "Yield" means for each respective Tranche Period relating to Purchaser Interests of the Financial Institutions, an amount equal to the product of the applicable Discount Rate for each Purchaser Interest multiplied by the Capital of such Purchaser Interest for each day elapsed during such Tranche Period, annualized on a 360 day basis; provided, however, that computations of interest at the Base Rate shall be made on the basis of a year of 365 days or 366 days, as applicable, for the actual number of days elapsed.

         All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in
Article 9 of the UCC in the State of Illinois, and not specifically defined herein, are used herein as defined in such Article 9.

                                   EXHIBIT II

                    PLACES OF BUSINESS OF THE SELLER PARTIES;
                              LOCATIONS OF RECORDS;
                    FEDERAL EMPLOYER IDENTIFICATION NUMBER(S)


Navistar Financial Corporation

Place of Business:         2850 West Golf Road
                           Rolling Meadows, IL   60008

Location of Records:       Same

F.E.I.N.:         36-2472404




Navistar Financial Retail Receivables Corporation

Place of Business:         2850 West Golf Road
                           Rolling Meadows, IL   60008

Location of Records:       Same

F.E.I.N.:         51-0337491

                                   EXHIBIT III


                          FORM OF ASSIGNMENT AGREEMENT


                  THIS ASSIGNMENT AGREEMENT is entered into as of the ___ day of
____________,   ____,  by  and  between  _____________________   ("Seller")  and
__________________ ("Purchaser").

         PRELIMINARY STATEMENTS

                  A. This Assignment Agreement is being executed and delivered in accordance with Section 12.1(b) of that certain Receivables Purchase Agreement dated as of __________, ____ by and among Navistar Financial Retail Receivables Corporation, a Delaware corporation ("Seller"), Navistar Financial Corporation, a Delaware corporation ("NFC" or "Servicer"), as initial Servicer (the Servicer together with the Seller, the "Seller Parties" and each a "Seller Party"), the funding entities listed on Schedule A to this Agreement (together with their respective successors and assigns hereunder, the "Financial Institutions"), International Securitization Corporation ("ISC"), Falcon Asset Securitization Corporation ("FALCON"), (ISC and FALCON each singly, the "Company" and collectively, the "Companies") and Bank One, NA (Main Office Chicago), as agent for the Purchasers hereunder or any successor agent hereunder (together with its successors and assigns hereunder, the "Agent"), and the Financial Institutions party thereto (as amended, modified or restated from time to time, the "Purchase Agreement"). Capitalized terms used and not otherwise defined herein are used with the meanings set forth or incorporated by reference in the Purchase Agreement.

                  B. The Seller is a Financial Institution party to the Purchase
Agreement,   and  the  Purchaser  wishes  to  become  a  Financial   Institution
thereunder; and

                  C. The Seller is selling and assigning to the Purchaser an undivided ____________% (the "Transferred Percentage") interest in all of Seller's rights and obligations under the Purchase Agreement and the Transaction Documents, including, without limitation, the Seller's Commitment and (if applicable) the Capital of the Seller's Purchaser Interests as set forth herein;

                  The parties hereto hereby agree as follows:

                  1. This sale, transfer and assignment effected by this Assignment Agreement shall become effective (the "Effective Date") two (2) Business Days (or such other date selected by the Agent in its sole discretion) following the date on which a notice substantially in the form of Schedule II to this Assignment Agreement ("Effective Notice") is delivered by the Agent to a Company, the Seller and the Purchaser. From and after the Effective Date, the Purchaser shall be a Financial Institution party to the Purchase Agreement for all purposes thereof as if the Purchaser were an original party thereto and the Purchaser agrees to be bound by all of the terms and provisions contained therein.

                  2. If the Seller has no outstanding Capital under the Purchase Agreement, on the Effective Date, Seller shall be deemed to have hereby transferred and assigned to the Purchaser, without recourse, representation or warranty (except as provided in paragraph 6 below), and the Purchaser shall be deemed to have hereby irrevocably taken, received and assumed from the Seller, the Transferred Percentage of the Seller's Commitment and all rights and obligations associated therewith under the terms of the Purchase Agreement, including, without limitation, the Transferred Percentage of the Seller's future funding obligations under Section 4.1 of the Purchase Agreement.

                  3. If the Seller has any outstanding Capital under the Purchase Agreement, at or before 12:00 noon, local time of the Seller, on the Effective Date the Purchaser shall pay to the Seller, in immediately available funds, an amount equal to the sum of (i) the Transferred Percentage of the outstanding Capital of the Seller's Purchaser Interests (such amount, being hereinafter referred to as the "Purchaser's Capital"); (ii) all accrued but unpaid (whether or not then due) Yield attributable to the Purchaser's Capital; and (iii) accruing but unpaid fees and other costs and expenses payable in respect of the Purchaser's Capital for the period commencing upon each date such unpaid amounts commence accruing, to and including the Effective Date (the "Purchaser's Acquisition Cost");

whereupon, the Seller shall be deemed to have sold, transferred and assigned to the Purchaser, without recourse, representation or warranty (except as provided in paragraph 6 below), and the Purchaser shall be deemed to have hereby irrevocably taken, received and assumed from the Seller, the Transferred Percentage of the Seller's Commitment and the Capital of the Seller's Purchaser Interests (if applicable) and all related rights and obligations under the Purchase Agreement and the Transaction Documents, including, without limitation, the Transferred Percentage of the Seller's future funding obligations under
Section 4.1 of the Purchase Agreement.

                  4. Concurrently with the execution and delivery hereof, the Seller will provide to the Purchaser copies of all documents requested by the Purchaser which were delivered to such Seller pursuant to the Purchase Agreement.

                  5. Each of the parties to this Assignment Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment Agreement.

                  6. By executing and delivering this Assignment Agreement, the Seller and the Purchaser confirm to and agree with each other, the Agent and the Financial Institutions as follows: (a) other than the representation and warranty that it has not created any Adverse Claim upon any interest being transferred hereunder, the Seller makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made by any other Person in or in connection with the Purchase Agreement or the Transaction Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Purchaser, the Purchase Agreement or any other instrument or document furnished pursuant thereto or the perfection, priority, condition, value or sufficiency of any collateral; (b) the Seller makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Seller, any Obligor, any Seller Affiliate or the performance or observance by the Seller, any Obligor, any Seller Affiliate of any of their respective obligations under the Transaction Documents or any other instrument or document furnished pursuant thereto or in connection therewith; (c) the Purchaser confirms that it has received a copy of the Transaction Documents, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (d) the Purchaser will, independently and without reliance upon the Agent, a Company, the Seller or any other Financial Institution or Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Purchase Agreement and the Transaction Documents; (e) the Purchaser appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Transaction Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (f) the Purchaser appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Transaction Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (g) the Purchaser agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Purchase Agreement and the Transaction Documents, are required to be performed by it as a Financial Institution or, when applicable, as a Purchaser.

                  7. Each party hereto represents and warrants to and agrees with the Agent that it is aware of and will comply with the provisions of the Purchase Agreement, including, without limitation, Sections 4.1, 13.1 and 14.6 thereof.

                  8. Schedule I hereto sets forth the revised  Commitment of the
Seller  and  the  Commitment  of  the  Purchaser,   as  well  as  administrative
information with respect to the Purchaser.

                  9. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.

                  10. The Purchaser hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all senior indebtedness for borrowed money of a Company, it will not institute against, or join any other Person in instituting against, a Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective duly authorized officers of the date hereof.

                                    [SELLER]


                                      By:
                                     Title:

                                   [Purchaser]


                                      By:
                                     Title:

                       SCHEDULE I TO ASSIGNMENT AGREEMENT


                       LIST OF LENDING OFFICES, ADDRESSES
                       FOR NOTICES AND COMMITMENT AMOUNTS


Date: _______________, ____


Transferred Percentage:    ________%



                 A-1                    A-2            B-1            B-2
                                                       Outstanding
              Commitment   Commitment   Capital        Ratable
Seller        [existing]                [revised]      (if any)       Share





               A-1                                     B-1            B-2
                                                       Outstanding
              Commitment                               Capital        Ratable
Purchaser     [initial]                                (if any)       Share





Address for Notices


Attention:
Phone:
Fax:

                       SCHEDULE II TO ASSIGNMENT AGREEMENT

                                EFFECTIVE NOTICE


TO:      ________________________, Seller


TO:      ________________________, Purchaser


                  The undersigned,  as Agent under the Purchase  Agreement dated as of ______, ____ by and among Navistar Financial Retail Receivables Corporation, a Delaware corporation ("Seller"), Navistar Financial Corporation, a Delaware corporation ("NFC" or "Servicer"), as initial Servicer (the Servicer together with the Seller, the "Seller Parties" and each a "Seller Party"), the funding entities listed on Schedule A to this Agreement (together with their respective successors and assigns hereunder, the "Financial Institutions"), International Securitization Corporation ("ISC"), Falcon Asset Securitization Corporation ("FALCON") (ISC and FALCON each singly, the "Company" and collectively, the "Companies"), and Bank One, NA (Main Office Chicago), as agent for the Purchasers hereunder or any successor agent hereunder (together with its successors and assigns hereunder, the "Agent"), and the Financial Institutions party thereto, hereby acknowledges receipt of executed counterparts of a completed Assignment Agreement dated as of ____________, ____ between Navistar Financial Retail Receivables Corporation, a Delaware corporation, as Seller, and Bank One, NA (Main Office Chicago) as agent for the Purchasers. Terms defined in such Assignment Agreement are used herein as therein defined.

                  1. Pursuant to such Assignment Agreement, you are advised that the Effective Date will be
--------------, ----.

                  2. The Companies hereby consent to the Assignment Agreement as required by Section 12.1(b) of the Purchase Agreement.

                  [3. Pursuant to such Assignment Agreement, the Purchaser is required to pay $____________ to the Seller at or before 12:00 noon (local time of the Seller) on the Effective Date in immediately available funds.]

                                  Very truly yours,

                                  BANK ONE, NA (MAIN OFFICE CHICAGO)
                                  individually and as Agent


                                  By:

                                  Title:


                                  INTERNATIONAL SECURITIZATION CORPORATION


                                  By:
                                  Authorized Signatory


                                  FALCON ASSET SECURITIZATION
                                  CORPORATION


                                  By:
                                  Authorized Signatory

                                   EXHIBIT IV

                               FORM OF CONTRACT(S)

                                    EXHIBIT V

                             FORM OF MONTHLY REPORT

                                   SCHEDULE A

                      COMMITMENTS OF FINANCIAL INSTITUTIONS

----------------------------------------------   ------------------------------

              Financial Institution                        Commitment
----------------------------------------------   ------------------------------

        Bank One, NA (Main Office Chicago)               $533,279,698.52
----------------------------------------------   ------------------------------

                                   SCHEDULE B

                     DOCUMENTS TO BE DELIVERED TO THE AGENT
                       ON OR PRIOR TO THE INITIAL PURCHASE

1. Copy of the Resolutions of the Board of Directors of each Seller Party certified by its Secretary authorizing such Seller Party's execution, delivery and performance of this Agreement and the other documents to be delivered by it hereunder.

2. Articles or Certificate of Incorporation of each Seller Party certified by the Secretary of State of its jurisdiction of incorporation on or within thirty (30) days prior to the initial Purchase.

3.       Good  Standing   Certificate  for  each  Seller  Party  issued  by  the
         Secretaries of State of Delaware and Illinois.

4. A certificate of the Secretary of each Seller Party certifying (i) the names and signatures of the officers authorized on its behalf to execute this Agreement and any other documents to be delivered by it thereunder and (ii) a copy of such Seller Party's By-Laws.

5. Time stamped receipt copies of proper financing statements, duly filed under the UCC on or before the date of such initial Purchase in all jurisdictions as may be necessary or, in the opinion of the Agent, desirable, under the UCC of all appropriate jurisdictions or any comparable law in order to perfect the ownership interests contemplated by this Agreement.

6. Time stamped receipt copies of proper UCC termination statements, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by Seller.

7. A favorable opinion of legal counsel for the Seller Parties reasonably acceptable to the Agent which addresses the following matters and such other matters as the Agent may reasonably request:

                  - Each Seller Party is a corporation duly incorporated, validly existing, and in good standing under the laws of its state of incorporation.

                  - Each Seller Party has all requisite authority to conduct its business in each jurisdiction where failure to be so qualified would have a Material Adverse Change on such Seller Party's business.
                  - The execution and delivery by each Seller Party of this Agreement and each other Transaction Document to which it is a party and its performance of its obligations thereunder have been duly authorized by all necessary corporate action and proceedings on the part of such Seller Party and will not:

                           (a) require any action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of UCC financing statements);

                           (b) contravene, or constitute a default under, any provision of applicable law or regulation or of its Articles of Incorporation or Bylaws or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Seller Party; or

                           (c) result in the creation or imposition of any Adverse Claim on assets of such Seller Party or any of its Subsidiaries (except as contemplated by this Agreement).

                  - This Agreement and each other Transaction Document to which such Seller Party is a Party has been duly executed and delivered by such Seller Party and constitutes the legal, valid, and binding obligation of such Seller Party, enforceable in accordance with its terms, except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

                  - Seller has a valid and unencumbered ownership interest in each Receivable in existence as of the date of the Agreement and, if a Purchase is made as of such date, the Agent for the benefit of the Purchasers shall acquire a first perfected ownership interest in each Receivable, the related Collections and the Related Security.

                  - To the best of the opinion giver's knowledge, there is no action, suit or other proceeding against any Seller Party or any Affiliate of any Seller Party, which would materially adversely affect the business or financial condition of such Seller Party and its Affiliates taken as a whole or which would materially adversely affect the ability of Seller to perform its obligations under this Agreement.

8. If requested by a Company or the Agent, a favorable opinion of legal counsel for each Financial Institution, reasonably acceptable to the Agent which addresses the following matters:

                  -        This  Agreement  has  been  duly  authorized  by  all
                           necessary   corporate   action   of   the   Financial
                           Institution.

                  - This Agreement has been duly executed and delivered by the Financial Institution and, assuming due authorization, execution and delivery by each of the other parties thereto, constitutes a legal, valid and binding obligation of the Financial Institution, enforceable against the Financial Institution in accordance with its terms.

10. For each Purchaser that is not incorporated under the laws of the United States of America, or a state thereof, two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI certifying in either case that such Purchaser is entitled to receive payments under the Agreement without deduction or withholding of any United States federal income taxes.

11. An executed copy of the Receivables Sale Agreement, together with copies of each of the documents delivered pursuant to Section 3.1 thereof.

12.      True sale and non-consolidation opinions.

13.      Compliance certificate.

                                   SCHEDULE C

                             SCHEDULE OF RECEIVABLES